As filed with the Securities and Exchange Commission on February 21, 2006
Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

PetroQuest Energy, Inc.
(Exact name of registrant as specified in its charter)

Delaware	72-1440714
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

400 E. Kaliste Saloom Road, Suite 6000
Lafayette, Louisiana 70508
(337) 232-7028
(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)

Charles T. Goodson
Chairman, President and Chief Executive Officer
PetroQuest Energy, Inc.
400 E. Kaliste Saloom Road, Suite 6000
Lafayette, Louisiana 70508
(337) 232-7028
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies to:

Daniel G. Fournerat
Senior Vice President, General Counsel and Secretary
PetroQuest Energy, Inc.
400 E. Kaliste Saloom Road, Suite 6000
Lafayette, Louisiana 70508
Telephone: (337) 232-7028
Telecopy: (337) 232-0044	Robert G. Reedy Porter & Hedges, L.L.P. 1000 Main, 36th Floor Houston, Texas 77002 Telephone: (713) 226-6674 Telecopy: (713) 226-6274

Approximate date of commencement of proposed sale to the public:  As soon as practicable after the effective date hereof.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☑

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

CALCULATION OF REGISTRATION FEE

	Proposed Maximum
Title of Each Class of	Aggregate Offering	Amount of
Securities to be Registered(1)	Price(2)	Registration Fee
Debt Securities(3)
Common Stock, par value $.001 per share(4)
Preferred Stock, par value $.001 per share
Depositary Shares(5)
Warrants
Purchase Contracts
Units
Guarantees of the Debt Securities, Warrants, Purchase Contracts and Units(6)
Total	$200,000,000	$21,400(7)

(1)	The securities registered consist of $200,000,000 of an indeterminate number or amount of Debt Securities, Common Stock, Preferred Stock, Depositary Shares, Warrants, Purchase Contracts, Units and Guarantees, as may be issued from time to time at indeterminate prices. In no event will the aggregate initial offering price of all securities issued from time to time pursuant to this registration statement exceed $200,000,000 or the equivalent thereof in foreign currencies, foreign currency units or composite currencies. This registration statement also covers an indeterminate amount of securities as may be issued in exchange for, or upon conversion or exercise of, as the case may be, the securities registered hereunder.

(2)	The proposed maximum aggregate offering price has been estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended, or the Securities Act.

(3)	If any Debt Securities are issued at an original issue discount, then the offering price of the Debt Securities shall be in such amount as shall result in an aggregate initial offering price not to exceed $200,000,000 less the offering price of any security previously issued hereunder.

(4)	Includes one preferred share purchase right, or the Rights, for each share of common stock. Pursuant to Rule 457(g) of the Securities Act, no separate fee is payable in connection with the Rights.

(5)	Such indeterminate number of Depositary Shares to be evidenced by Depositary Receipts issued pursuant to a deposit agreement. In the event that the registrant elects to offer to the public fractional interests in shares of Preferred Stock registered hereunder, Depositary Receipts will be distributed to those persons purchasing the fractional interests and the shares of Preferred Stock will be issued to the depositary under the deposit agreement.

(6)	Pursuant to Rule 457(n), no separate fee is payable in connection with the Guarantees.

(7)	Securities registered under registration statement No. 333-63920, previously initially filed by PetroQuest Energy, Inc. on June 27, 2001, having an aggregate offering price of $55,898,160, remain unsold. In accordance with Rule 457(p), the registration fee of $5,981.10 associated with such unsold securities is offset against the total registration fee due in connection with this registration statement. Accordingly, the balance of $15,418.90 has been paid in connection with the initial filing of this registration statement.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission acting pursuant to said Section 8(a), may determine.

TABLE OF ADDITIONAL REGISTRANTS*

The following subsidiaries of PetroQuest Energy, Inc. are co-registrants under this registration statement.

Jurisdiction of
	Incorporation or	I.R.S. Employer
Name	Organization	Identification Number

PetroQuest Energy, L.L.C.	Louisiana	72-1292439
Pittrans, Inc.	Oklahoma	73-1461747
TDC Energy LLC	Louisiana	30-0297129

The name and address, including zip code, of the agent for service for each of the co-registrants is Charles T. Goodson, Chairman, President and Chief Executive Officer of PetroQuest Energy, Inc., 400 E. Kaliste Saloom Road, Suite 6000, Lafayette, Louisiana 70508. The telephone number, including area code, of the agent for service for each of the co-registrants is (337) 232-7028.

*  The address for each of the co-registrants is c/o PetroQuest Energy, Inc., 400 E. Kaliste Saloom Road, Suite 6000, Lafayette, Louisiana 70508, Telephone: (337) 232-7028.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED FEBRUARY 21, 2006

PROSPECTUS

$200,000,000

Debt Securities
Common Stock
Preferred Stock
Depositary Shares
Warrants
Purchase Contracts
Units

We may offer from time to time debt securities, shares of our common stock, shares of our preferred stock, depositary shares, warrants, purchase contracts and units.

The aggregate initial offering price of the securities that we offer will not exceed $200,000,000. We will offer the securities in amounts, at prices and on terms to be determined at the time of the offering.

Our common stock is quoted on the New York Stock Exchange under the symbol “PQ.” The last reported sale price of our common stock on February 17, 2006 was $9.99 per share.

We will provide the specific terms of the offering in supplements to this prospectus. You should read this prospectus and any supplement carefully before you invest. This prospectus may not be used to offer and sell our securities unless accompanied by a prospectus supplement.

Investing in our securities involves significant risks that are described in the “Risk Factors” section beginning on page 5 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is          , 2006.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, which we refer to as the “Commission,” utilizing a “shelf” registration process. Under this shelf registration process, we may sell any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of $200 million. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of the offering and the offered securities. The prospectus supplement may also add, update or change information contained in this prospectus. Any statement that we make in this prospectus will be modified or superseded by any inconsistent statement made by us in a prospectus supplement. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information.”

PETROQUEST ENERGY, INC.

PetroQuest Energy, Inc. is an independent oil and gas company with operations in the Gulf Coast Basin, Texas and Oklahoma. We seek to increase our proved reserves, production, cash flow and earnings at low finding and development costs through a balanced mix of exploration, development and acquisition activities. As used in this prospectus, the terms “we,” “us,” “our” and “PetroQuest” mean PetroQuest Energy, Inc., a Delaware corporation, and its subsidiaries and predecessors, unless the context indicates otherwise.

Our principal executive office is located at 400 E. Kaliste Saloom Road, Suite 6000, Lafayette, Louisiana 70508, and our phone number is (337) 232-7028.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

The information discussed in this prospectus, our filings with the Commission and our public releases include “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. All statements, other than statements of historical facts, included herein concerning, among other things, planned capital expenditures, increases in oil and natural gas production, the number of anticipated wells to be drilled after the date hereof, our financial position, business strategy and other plans and objectives for future operations, are forward-looking statements. These forward-looking statements are identified by their use of terms and phrases such as “expect,” “estimate,” “project,” “plan,” “believe,” “achievable,” “anticipate” and similar terms and phrases. Although we believe that the expectations reflected in these forward-looking statements are reasonable, they do involve certain assumptions, risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including but not limited to the risks and uncertainties discussed in the section entitled “Risk Factors” included elsewhere in this prospectus and in the documents that we include in or incorporate by reference into this prospectus, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2004 and our subsequent Commission filings.

All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements in this paragraph and elsewhere in this prospectus and in the documents incorporated by reference. Other than as required under the securities laws, we do not assume a duty to update these forward-looking statements, whether as a result of new information, subsequent events or circumstances, changes in expectations or otherwise.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Exchange Act and in accordance therewith, file reports, proxy statements and other information with the Commission. These reports, proxy statements and other information can be inspected and copied at the Commission’s Public Reference room at 100 F Street, N.E., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. In addition, the Commission maintains an Internet site at www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Commission. PetroQuest maintains an Internet site at www.petroquest.com. Information on our website or any other website is not incorporated by reference into this prospectus and does not constitute part of this prospectus.

We have filed a registration statement with the Commission on Form S-3 (including any amendments thereto, known as the registration statement) under the Securities Act with respect to the securities offered hereby. This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules thereto. You may refer to the registration statement and the exhibits and schedules thereto for more information about the offered securities and us. Statements made in this prospectus regarding the contents of any contract or document filed as an exhibit to the registration statement are not necessarily complete and, in each instance, reference is hereby made to the copy of such contract or document so filed. Each such statement is qualified in its entirety by such reference.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The following documents, which have previously been filed by us with the Commission under the Exchange Act, are incorporated herein by reference:

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2004, filed with the Commission on March 8, 2005 (File No. 000-19020).

•	Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2005, June 30, 2005 and September 30, 2005 filed with he Commission on May 9, 2005, August 2, 2005 and October 28, 2005, respectively (File No. 000-19020).

•	A description of our capital stock contained in our Form 8-A filed with the Commission on November 18, 2005 (File No. 000-19020).

•	Our Current Reports on Form 8-K, filed with the Commission on March 30, 2005, April 5, 2005, April 7, 2005, April 13, 2005, April 22, 2005 (two reports of the same date), May 9, 2005 (two reports of the same date), May 11, 2005, June 2, 2005, June 3, 2005, June 6, 2005, June 17, 2005, July 5, 2005, July 13, 2005, August 2, 2005, August 8, 2005, August 31, 2005, September 13, 2005, September 29, 2005, October 5, 2005, October 8, 2005, November 17, 2005, November 18, 2005, November 23, 2005, December 22, 2005, January 27, 2006 (two reports of the same date), February 2, 2006 and February 17, 2006 (File No. 000-19020) (excluding any information furnished pursuant to Item 2.02 or Item 7.01 of any such Current Report on Form 8-K).

All documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (excluding any information furnished pursuant to Item 2.02 or Item 7.01 on any current report on Form 8-K) after the date of the initial registration statement and prior to the effectiveness of the registration statement and after the date of this prospectus and prior to the termination of this offering shall be deemed to be incorporated in this prospectus by reference and to be a part hereof from the date of filing of such documents. Any statement contained herein, or in a document incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

This prospectus incorporates documents by reference that are not delivered herewith. Copies of these documents, other than the exhibits thereto (unless such exhibits are specifically incorporated by reference in such documents), are available upon written or oral request, at no charge, from us. Requests for such copies should be directed to PetroQuest Energy, Inc., 400 E. Kaliste Saloom Road, Suite 6000, Lafayette, Louisiana 70508, Attention: Corporate Secretary, telephone number: (337) 232-7028.

RISK FACTORS

An investment in our securities involves a high degree of risk. You should consider carefully the risks and uncertainties described below and the other information in this prospectus, including our financial statements and related notes, before deciding to invest in our securities. If any of the following risks or uncertainties actually occurs, our business, financial condition and operating results would likely suffer. In that event, the market price of the offered securities could decline and you could lose all or part of the money you paid to buy our securities.

Risks Related to Our Business, Industry and Strategy

Our future success depends upon our ability to find, develop and acquire additional oil and natural gas reserves that are economically recoverable.

As is generally the case in the Gulf Coast Basin where the majority of our current production is located, many of our producing properties are characterized by a high initial production rate, followed by a steep decline in production. In order to maintain or increase our reserves, we must constantly locate and develop or acquire new oil and natural gas reserves to replace those being depleted by production. We must do this even during periods of low oil and natural gas prices when it is difficult to raise the capital necessary to finance our exploration, development and acquisition activities. Without successful exploration, development or acquisition activities, our reserves and revenues will decline rapidly. We may not be able to find and develop or acquire additional reserves at an acceptable cost or have access to necessary financing for these activities, which would have a material adverse effect on our financial condition.

Oil and natural gas prices are volatile, and a substantial and extended decline in the prices of oil and natural gas would likely have a material adverse effect on our financial condition.

Our revenues, results of operations, profitability and future growth, and the carrying value of our oil and natural gas properties, depend to a large degree on prevailing oil and natural gas prices. Our ability to maintain or increase our borrowing capacity and to obtain additional capital on attractive terms also substantially depends upon oil and natural gas prices. Prices for oil and natural gas are subject to large fluctuations in response to a variety of other factors beyond our control. These factors include:

•	relatively minor changes in the supply of and the demand for oil and natural gas;

•	market uncertainty;

•	the level of consumer product demand;

•	weather conditions in the United States, such as hurricanes;

•	the condition of the United States and worldwide economies;

•	the actions of the Organization of Petroleum Exporting Countries;

•	domestic and foreign governmental regulation, including price controls adopted by the Federal Energy Regulatory Commission;

•	political instability in the Middle East and elsewhere;

•	the price of foreign imports of oil and natural gas; and

•	the price and availability of alternate fuel sources.

At various times, excess domestic and imported supplies have depressed oil and natural gas prices. We cannot predict future oil and natural gas prices and such prices may decline. Declines in oil and natural gas prices may adversely affect our financial condition, liquidity, ability to meet our financial obligations and results of operations. Lower prices may also reduce the amount of oil and natural gas that we can produce economically and require us to record ceiling test write-downs when prices decline. Substantially all of our oil and natural gas sales are made in the spot market or pursuant to contracts based on spot market prices. Our sales are not made pursuant to long-term fixed price contracts.

To attempt to reduce our price risk, we periodically enter into hedging transactions with respect to a portion of our expected future production. We cannot assure you that such transactions will reduce the risk or minimize the effect of any decline in oil or natural gas prices. Any substantial or extended decline in the prices of or demand for oil or natural gas would have a material adverse effect on our financial condition and results of operations.

Factors beyond our control affect our ability to market oil and natural gas.

The availability of markets and the volatility of product prices are beyond our control and represent a significant risk. The marketability of our production depends upon the availability and capacity of natural gas gathering systems, pipelines and processing facilities. The unavailability or lack of capacity of these systems and facilities could result in the shut-in of producing wells or the delay or discontinuance of development plans for properties. Our ability to market oil and natural gas also depends on other factors beyond our control. These factors include:

•	the level of domestic production and imports of oil and natural gas;

•	the proximity of natural gas production to natural gas pipelines;

•	the availability of pipeline capacity;

•	the demand for oil and natural gas by utilities and other end users;

•	the availability of alternate fuel sources;

•	the effect of inclement weather, such as hurricanes;

•	state and federal regulation of oil and natural gas marketing; and

•	federal regulation of natural gas sold or transported in interstate commerce.

If these factors were to change dramatically, our ability to market oil and natural gas or obtain favorable prices for our oil and natural gas could be adversely affected.

A substantial portion of our operations is exposed to the additional risk of tropical weather disturbances.

A substantial portion of our production and reserves is located in Federal waters offshore, onshore South Louisiana and Texas. For example, production from our Ship Shoal 72 field, which is located offshore Louisiana, represented approximately 29% of our total 2005 production. Operations in this area are subject to tropical weather disturbances. Some of these disturbances can be severe enough to cause substantial damage to facilities and possibly interrupt production. For example, Hurricanes Katrina and Rita impacted our South Louisiana and Texas operations in August and September of 2005, respectively, causing property damage to certain facilities, a substantial portion of which is expected to be covered by insurance. As a result, a portion of our oil and gas production was shut-in reducing our overall production volumes in the third and fourth quarters of 2005. In addition, production from our Main Pass 74 field, which represented approximately 11% of our 2004 production, was shut-in from September 2004 to January 2006 due to third party pipeline damage associated with Hurricane Ivan in September 2004. In accordance with customary industry practices, we maintain insurance against some, but not all, of these risks.

Losses could occur for uninsured risks or in amounts in excess of existing insurance coverage. We cannot assure you that we will be able to maintain adequate insurance in the future at rates it considers reasonable or that any particular types of coverage will be available. An event that is not fully covered by insurance could have a material adverse effect on our financial position and results of operations.

Shortage of rigs, equipment, supplies or personnel may restrict our operations.

The oil and gas industry is cyclical, and at the present time, there is a shortage of drilling rigs, equipment, supplies and personnel. The costs and delivery times of rigs, equipment and supplies has increased in recent months as oil and natural gas prices have continued to rise. In addition, demand for, and wage rates of, qualified drilling rig crews has risen with increases in the number of active rigs in service. Shortages of drilling rigs, equipment, supplies or personnel could delay or restrict our exploration and development operations, which in turn could impair our financial condition and results of operations.

Hedging production may limit potential gains from increases in commodity prices or result in losses.

We enter into hedging arrangements from time to time to reduce our exposure to fluctuations in natural gas and oil prices and to achieve more predictable cash flow. These financial arrangements take the form of cashless collars or swap contracts and are placed with major trading counterparties we believe represent minimum credit risks. We cannot assure you that these trading counterparties will not become credit risks in the future. Hedging arrangements expose us to risks in some circumstances, including situations when the counterparty to the hedging contract defaults on the contract obligations or there is a change in the expected differential between the underlying price in the hedging agreement and actual prices received. These hedging arrangements may limit the benefit we could receive from increases in the market or spot prices for natural gas and oil. For example, during 2005, oil and gas hedges reduced our total oil and gas sales by approximately $15.8 million. We cannot assure you that the hedging transactions we have entered into, or will enter into, will adequately protect us from fluctuations in natural gas and oil prices.

We have a substantial amount of indebtedness, which may adversely affect our cash flow and our ability to operate our business, remain in compliance with debt covenants and make payments on our debt.

As of December 31, 2005, the aggregate amount of our outstanding indebtedness was $158.3 million, which could have important consequences for you, including the following:

•	it may be more difficult for us to satisfy our obligations with respect to our 10 3/8% senior notes due 2012, which we refer to as the our 10 3/8% notes, and any failure to comply with the obligations of any of our debt agreements, including financial and other restrictive covenants, could result in an event of default under the indenture governing our 10 3/8% notes and the agreements governing such other indebtedness;

•	the covenants contained in our debt agreements limit our ability to borrow money in the future for acquisitions, capital expenditures or to meet our operating expenses or other general corporate obligations;

•	we will need to use a substantial portion of our cash flows to pay principal and interest on our debt, approximately $15.6 million per year for interest on our 10 3/8% notes alone, which will reduce the amount of money we have for operations, capital expenditures, expansion, acquisitions or general corporate or other business activities;

•	the amount of our interest expense may increase because certain of our borrowings are at variable rates of interest, which, if interest rates increase, could result in higher interest expense;

•	we may have a higher level of debt than some of our competitors, which may put us at a competitive disadvantage;

•	we may be more vulnerable to economic downturns and adverse developments in our industry or the economy in general, especially declines in oil and natural gas prices; and

•	our debt level could limit our flexibility in planning for, or reacting to, changes in our business and the industry in which we operate.

We may incur from time to time debt under our bank credit facility. The borrowing base limitation under our bank credit facility is periodically redetermined and upon such redetermination, we could be forced to repay a portion of our bank debt. We may not have sufficient funds to make such repayments.

Our ability to meet our expenses and debt obligations will depend on our future performance, which will be affected by financial, business, economic, regulatory and other factors. We will not be able to control many of these factors, such as economic conditions and governmental regulation. We cannot be certain that our cash flow from operations will be sufficient to allow us to pay the principal and interest on our debt, including our 10 3/8% notes, and meet our other obligations. If we do not have enough money to service our debt, we may be required to refinance all or part of our existing debt, including our 10 3/8% notes, sell assets, borrow more money or raise equity. We may not be able to refinance our debt, sell assets, borrow more money or raise equity on terms acceptable to us, if at all.

We may incur substantially more debt, which may intensify the risks described above, including our ability to service our indebtedness.

Together with our subsidiaries, we may be able to incur substantially more debt in the future in connection with our acquisition, development, exploitation and exploration of oil and natural gas producing properties. Although the indenture governing our 10 3/8% notes contains restrictions on our incurrence of additional indebtedness, these restrictions are subject to a number of qualifications and exceptions, and under certain circumstances, indebtedness incurred in compliance with these restrictions could be substantial. Also, these restrictions do not prevent us from incurring obligations that do not constitute indebtedness. As of December 31, 2005, we had $10.0 million outstanding under our bank credit facility and our borrowing base was $40.0 million. To the extent we add new indebtedness to our current indebtedness levels, the risks described above could substantially increase.

To service our indebtedness, we will require a significant amount of cash. Our ability to generate cash depends on many factors beyond our control, and any failure to meet our debt obligations could harm our business, financial condition and results of operations.

Our ability to make payments on and to refinance our indebtedness, including our 10 3/8% notes, and to fund planned capital expenditures will depend on our ability to generate sufficient cash from operations in the future. This, to a certain extent, is subject to general economic, financial, competitive, legislative, regulatory and other factors that are beyond our control, including the prices that we receive for oil and natural gas.

We cannot assure you that our business will generate sufficient cash flow from operations or that future borrowings will be available to us under our bank credit facility in an amount sufficient to enable us to pay principal and interest on our indebtedness, including our 10 3/8% notes, or to fund our other liquidity needs. If our cash flow and capital resources are insufficient to fund our debt obligations, we may be forced to reduce our planned capital expenditures, sell assets, seek additional equity or debt capital or restructure our debt. We cannot assure you that any of these remedies could, if necessary, be effected on commercially reasonable terms, or at all. In addition, any failure to make scheduled payments of interest and principal on our outstanding indebtedness would likely result in a reduction of our credit rating, which could harm our ability to incur additional indebtedness on acceptable terms. Our cash flow and capital resources may be insufficient for payment of interest on and principal of our debt in the future, including payments on our 10 3/8% notes, and any such alternative measures may be unsuccessful or may not permit us to meet scheduled debt service obligations, which could cause us to default on our obligations and could impair our liquidity.

We face strong competition from larger oil and natural gas companies that may negatively affect our ability to carry on operations.

We operate in the highly competitive areas of oil and natural gas exploration, development and production. Factors that affect our ability to compete successfully in the marketplace include:

•	the availability of funds and information relating to a property;

•	the standards established by us for the minimum projected return on investment; and

•	the transportation of natural gas.

Our competitors include major integrated oil companies, substantial independent energy companies, affiliates of major interstate and intrastate pipelines and national and local natural gas gatherers, many of which possess greater financial and other resources than we do. If we are unable to successfully compete against our competitors, our business, prospects, financial condition and results of operation may be adversely affected.

We may be unable to overcome risks associated with our drilling activity.

Our drilling involves numerous risks, including the risk that we will drill a dry hole or otherwise not encounter commercially productive oil or natural gas reservoirs. We must incur significant expenditures to identify and acquire properties and to drill and complete wells. The costs of drilling and completing wells is often uncertain, and drilling operations may be curtailed, delayed or canceled as a result of a variety of factors, including unexpected drilling conditions, pressure or irregularities in formations, equipment failures or accidents, weather conditions and shortages or delays in the delivery of equipment. While we use advanced technology in our operations, this technology does not allow us to know conclusively prior to drilling a well that oil or natural gas is present or economically recoverable.

The loss of key management or technical personnel could adversely affect our ability to operate.

Our operations are dependent upon a relatively small group of key management and technical personnel, including Charles T. Goodson, our Chairman, Chief Executive Officer and President, Dalton F. Smith, III, our Senior Vice President-Business Development & Land, Stephen H. Green, our Senior Vice President-Exploration, and Arthur M. Mixon, our Senior Vice President-Operations. In addition, we employ numerous other highly technical personnel, including geologists and geophysicists that are essential to our operations. We cannot assure you that such individuals will remain with us for the immediate or foreseeable future. The unexpected loss of the services of one or more of any of these key management or technical personnel could have a detrimental effect on our operations.

There is presently a shortage of qualified geologists and geophysicists necessary to fill our requirements and the requirements of the oil and gas industry, and the market for such individuals is highly competitive. Our inability to hire or retain the services of such individuals could have a detrimental effect on our operations.

You should not place undue reliance on reserve information because reserve information represents estimates.

This document incorporates by reference estimates of historical oil and natural gas reserves, and the historical estimated future net cash flows attributable to those reserves, prepared by Ryder Scott Company, L.P., our independent petroleum and geological engineers. Our estimate of proved reserves is based on the quantities of oil, gas and natural gas liquids which geological and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs under existing economic and operating conditions. There are, however, numerous uncertainties inherent in estimating quantities of proved reserves and cash flows from such reserves, including factors beyond our control and the control of Ryder Scott. Reserve engineering is a subjective process of estimating underground accumulations of oil and natural gas that cannot be measured in an exact manner. The accuracy of an estimate of quantities of reserves, or of cash flows attributable to these reserves, is a function of:

•	the available data;

•	assumptions regarding future oil and natural gas prices;

•	estimated expenditures for future development and exploitation activities; and

•	engineering and geological interpretation and judgment.

Reserves and future cash flows may also be subject to material downward or upward revisions based upon production history, development and exploitation activities and oil and natural gas prices. Actual future production, revenue, taxes, development expenditures, operating expenses, quantities of recoverable reserves and the value of cash flows from those reserves may vary significantly from the assumptions and estimates in this prospectus. In calculating reserves on an Mcfe basis, oil and natural gas liquids were converted to natural gas equivalent at the ratio of six Mcf of natural gas to one Bbl of oil or natural gas liquid.

As of December 31, 2004, approximately 32% of our estimated reserves were proved undeveloped and 26% were proved developed nonproducing. Estimates of undeveloped and non-producing reserves, by their nature, are less certain than those for producing reserves. Recovery of undeveloped reserves requires significant capital expenditures and successful drilling operations. The reserve data assumes that we will make significant capital expenditures to develop our reserves. Although we have prepared estimates of our oil and natural gas reserves and the costs associated with these reserves in accordance with industry standards, we cannot assure you that the estimated costs are accurate, that development will occur as scheduled or that the actual results will be as estimated.

You should not assume that the present value of future net revenues referred to in this prospectus is the current market value of our estimated oil and natural gas reserves. In accordance with Commission requirements, the estimated discounted future net cash flows from proved reserves are based on prices and costs as of the date of the estimate. Actual future prices and costs may be materially higher or lower than the prices and costs as of the date of the estimate. Any changes in consumption by natural gas purchasers or in governmental regulations or taxation may also affect actual future net cash flows. The timing of both the production and the expenses from the development and production of oil and natural gas properties will affect the timing of actual future net cash flows from proved reserves and their present value. In addition, the 10% discount factor, which is required by the Commission to be used in calculating discounted future net cash flows for reporting purposes, is not necessarily the most accurate discount factor. The effective interest rate at various times and the risks associated with our operations or the oil and natural gas industry in general will affect the accuracy of the 10% discount factor.

We may be unable to successfully identify, execute or effectively integrate future acquisitions, which may negatively affect our results of operations.

Acquisitions of oil and gas businesses and properties have been an important element of our business, and we will continue to pursue acquisitions in the future. In the last several years, we have pursued and consummated acquisitions that have provided us opportunities to grow our production and reserves. Although we regularly engage in discussions with, and submit proposals to, acquisition candidates, suitable acquisitions may not be available in the future on reasonable terms. If we do identify an appropriate acquisition candidate, we may be unable to successfully negotiate the terms of an acquisition, finance the acquisition or, if the acquisition occurs, effectively integrate the acquired business into our existing business. Negotiations of potential acquisitions and the integration of acquired business operations may require a disproportionate amount of management’s attention and our resources. Even if we complete additional acquisitions, continued acquisition financing may not be available or available on reasonable terms, any new businesses may not generate revenues comparable to our existing business, the anticipated cost efficiencies or synergies may not be realized and these businesses may not be integrated successfully or operated profitably. The success of any acquisition will depend on a number of factors, including the ability to estimate accurately the recoverable volumes of reserves, rates of future production and future net revenues attainable from the reserves and to assess possible environmental liabilities. Our inability to successfully identify, execute or effectively integrate future acquisitions may negatively affect our results of operations.

Even though we perform a due diligence review (including a review of title and other records) of the major properties we seek to acquire that we believe is consistent with industry practices, these reviews are inherently incomplete. It is generally not feasible for us to perform an in-depth review of every individual property and all records involved in each acquisition. However, even an in-depth review of records and properties may not necessarily reveal existing or potential problems or permit us to become familiar enough with the properties to assess fully their deficiencies and potential. Even when problems are identified, we may assume certain environmental and other risks and liabilities in connection with the acquired businesses and properties. The discovery of any material liabilities associated with our acquisitions could harm our results of operations.

In addition, acquisitions of businesses may require additional debt or equity financing, resulting in additional leverage or dilution of ownership. Our bank credit facility contains certain covenants that limit, or which may have the effect of limiting, among other things acquisitions, capital expenditures, the sale of assets and the incurrence of additional indebtedness.

We may not be able to obtain adequate financing to execute our operating strategy.

Our ability to execute our operating strategy is highly dependent on our having access to capital. We have historically addressed our long-term liquidity needs through the use of bank credit facilities, second lien term credit facilities, the issuance of equity and debt securities and the use of cash provided by operating activities. We will continue to examine the following alternative sources of long-term capital:

•	borrowings from banks or other lenders;

•	the issuance of debt securities;

•	the sale of common stock, preferred stock or other equity securities;

•	joint venture financing; and

•	production payments.

The availability of these sources of capital will depend upon a number of factors, some of which are beyond our control. These factors include general economic and financial market conditions, oil and natural gas prices, our credit ratings, interest rates, market perceptions of us or the oil and gas industry, our market value and operating performance. We may be unable to execute our operating strategy if we cannot obtain capital from these sources.

Restrictive debt covenants could limit our growth and our ability to finance our operations, fund our capital needs, respond to changing conditions and engage in other business activities that may be in our best interests.

Our bank credit facility and the indenture governing our 10 3/8% notes contain a number of significant covenants that, among other things, restrict our ability to:

•	dispose of assets;

•	incur or guarantee additional indebtedness and issue certain types of preferred stock;

•	pay dividends on our capital stock;

•	create liens on our assets;

•	enter into sale and leaseback transactions;

•	enter into specified investments or acquisitions;

•	repurchase, redeem or retire our capital stock or subordinated debt;

•	merge or consolidate, or transfer all or substantially all of our assets and the assets of our subsidiaries;

•	engage in specified transactions with subsidiaries and affiliates; or

•	other corporate activities.

Also, our bank credit facility and the indenture governing our 10 3/8% notes require us to maintain compliance with specified financial ratios and satisfy certain financial condition tests. Our ability to comply with these ratios and financial condition tests may be affected by events beyond our control, and we cannot assure you that we will meet these ratios and financial condition tests. These financial ratio restrictions and financial condition tests could limit our ability to obtain future financings, make needed capital expenditures, withstand a future downturn in our business or the economy in general or otherwise conduct necessary corporate activities. We may also be prevented from taking advantage of business opportunities that arise because of the limitations that the restrictive covenants under our bank credit facility and the indenture governing our 10 3/8% notes impose on us.

A breach of any of these covenants or our inability to comply with the required financial ratios or financial condition tests could result in a default under our bank credit facility and our 10 3/8% notes. A default, if not cured or waived, could result in acceleration of all indebtedness outstanding under our bank credit facility and our 10 3/8% notes. The accelerated debt would become immediately due and payable. If that should occur, we may not be able to pay all such debt or to borrow sufficient funds to refinance it. Even if new financing were then available, it may not be on terms that are acceptable to us.

We may not be able to fund our planned capital expenditures.

We spend and will continue to spend a substantial amount of capital for the development, exploration, acquisition and production of oil and natural gas reserves. If low oil and natural gas prices, operating difficulties or other factors, many of which are beyond our control, cause our revenues or cash flows from operations to decrease, we may be limited in our ability to spend the capital necessary to continue our drilling program. We may be forced to raise additional debt or equity proceeds to fund such expenditures. We cannot assure you that additional debt or equity financing or cash generated by operations will be available to meet these requirements.

Operating hazards may adversely affect our ability to conduct business.

Our operations are subject to risks inherent in the oil and natural gas industry, such as:

•	unexpected drilling conditions including blowouts, cratering and explosions;

•	uncontrollable flows of oil, natural gas or well fluids;

•	equipment failures, fires or accidents;

•	pollution and other environmental risks; and

•	shortages in experienced labor or shortages or delays in the delivery of equipment.

These risks could result in substantial losses to us from injury and loss of life, damage to and destruction of property and equipment, pollution and other environmental damage and suspension of operations. Our offshore operations are also subject to a variety of operating risks peculiar to the marine environment, such as hurricanes or other adverse weather conditions and more extensive governmental regulation. These regulations may, in certain circumstances, impose strict liability for pollution damage or result in the interruption or termination of operations.

Losses and liabilities from uninsured or underinsured drilling and operating activities could have a material adverse effect on our financial condition and operations.

We maintain several types of insurance to cover our operations, including maritime employer’s liability and comprehensive general liability. Amounts over base coverages are provided by primary and excess umbrella liability policies with maximum limits of $50 million. We also maintain operator’s extra expense coverage, which covers the control of drilled or producing wells as well as redrilling expenses and pollution coverage for wells out of control.

There have been substantial insurance claims made by the oil and gas industry as a result of hurricane damages incurred during 2005 in the Gulf Coast Basin. Accordingly, we expect that our insurance costs in 2006 will increase significantly. We may not be able to maintain adequate insurance in the future at rates we consider reasonable, or we could experience losses that are not insured or that exceed the maximum limits under our insurance policies. If a significant event that is not fully insured or indemnified occurs, it could materially and adversely affect our financial condition and results of operations.

Environmental compliance costs and environmental liabilities could have a material adverse effect on our financial condition and operations.

Our operations are subject to numerous federal, state and local laws and regulations governing the discharge of materials into the environment or otherwise relating to environmental protection. These laws and regulations may:

•	require the acquisition of permits before drilling commences;

•	restrict the types, quantities and concentration of various substances that can be released into the environment from drilling and production activities;

•	limit or prohibit drilling activities on certain lands lying within wilderness, wetlands and other protected areas;

•	require remedial measures to mitigate pollution from former operations, such as plugging abandoned wells; and

•	impose substantial liabilities for pollution resulting from our operations.

The trend toward stricter standards in environmental legislation and regulation is likely to continue. The enactment of stricter legislation or the adoption of stricter regulations could have a significant impact on our operating costs, as well as on the oil and natural gas industry in general.

Our operations could result in liability for personal injuries, property damage, oil spills, discharge of hazardous materials, remediation and clean-up costs and other environmental damages. We could also be liable for environmental damages caused by previous property owners. As a result, substantial liabilities to third parties or governmental entities may be incurred which could have a material adverse effect on our financial condition and results of operations. We maintain insurance coverage for our operations, including limited coverage for sudden and accidental environmental damages, but this insurance may not extend to the full potential liability that could be caused by sudden and accidental environmental damages and further may not cover environmental damages that occur over time. Accordingly, we may be subject to liability or may lose the ability to continue exploration or production activities upon substantial portions of our properties if certain environmental damages occur.

The Oil Pollution Act of 1990 imposes a variety of regulations on “responsible parties” related to the prevention of oil spills. The implementation of new, or the modification of existing, environmental laws or regulations, including regulations promulgated pursuant to the Oil Pollution Act, could have a material adverse impact on us.

Ownership of working interests and overriding royalty interests in certain of our properties by certain of our officers and directors potentially creates conflicts of interest.

Certain of our executive officers and directors or their respective affiliates are working interest owners or overriding royalty interest owners in certain properties. In their capacity as working interest owners, they are required to pay their proportionate share of all costs and are entitled to receive their proportionate share of revenues in the normal course of business. As overriding royalty interest owners they are entitled to receive their proportionate share of revenues in the normal course of business. There is a potential conflict of interest between us and such officers and directors with respect to the drilling of additional wells or other development operations with respect to these properties.

Lower oil and natural gas prices may cause us to record ceiling test write-downs.

We use the full cost method of accounting to account for our oil and natural gas operations. Accordingly, we capitalize the cost to acquire, explore for and develop oil and natural gas properties. Under full cost accounting rules, the net capitalized costs of oil and natural gas properties may not exceed a “ceiling limit” which is based upon the present value of estimated future net cash flows from proved reserves, discounted at 10%, plus the lower of cost or fair market value of unproved properties. If at the end of any fiscal period we determine that the net capitalized costs of oil and natural gas properties exceed the ceiling limit, we must charge the amount of the excess to earnings in the period then ended. This is called a “ceiling test write-down.” This charge does not impact cash flow from operating activities, but does reduce our stockholders’ equity. The risk that we will be required to write down the carrying value of oil and natural gas properties increases when oil and natural gas prices are low or volatile. In addition, write-downs may occur if we experience substantial downward adjustments to our estimated proved reserves.

Risks Relating to Our Outstanding Common Stock

Our stock price could be volatile, which could cause you to lose part or all of your investment.

The stock market has from time to time experienced significant price and volume fluctuations that may be unrelated to the operating performance of particular companies. In particular, the market price of our common stock, like that of the securities of other energy companies, has been and may be highly volatile. Factors such as announcements concerning changes in prices of oil and natural gas, the success of our exploration and development drilling program, the availability of capital, and economic and other external factors, as well as period-to-period fluctuations and financial results, may have a significant effect on the market price of our common stock.

From time to time, there has been limited trading volume in our common stock. In addition, there can be no assurance that there will continue to be a trading market or that any securities research analysts will continue to provide research coverage with respect to our common stock. It is possible that such factors will adversely affect the market for our common stock.

Provisions in certificate of incorporation, bylaws and shareholder rights plan could delay or prevent a change in control of our company, even if that change would be beneficial to our stockholders.

Certain provisions of our certificate of incorporation, bylaws and shareholder rights plan may delay, discourage, prevent or render more difficult an attempt to obtain control of our company, whether through a tender offer, business combination, proxy contest or otherwise. These provisions include:

•	the charter authorization of “blank check” preferred stock;

•	provisions that directors may be removed only for cause, and then only on approval of holders of a majority of the outstanding voting stock;

•	a restriction on the ability of stockholders to call a special meeting and take actions by written consent; and

•	provisions regulating the ability of our stockholders to nominate directors for election or to bring matters for action at annual meetings of our stockholders.

In November 2001, our board of directors adopted a shareholder rights plan, pursuant to which uncertificated preferred stock purchase rights were distributed to our stockholders at a rate of one right for each share of common stock held of record as of November 19, 2001. The rights plan is designed to enhance the board’s ability to prevent an acquirer from depriving stockholders of the long-term value of their investment and to protect stockholders against attempts to acquire us by means of unfair or abusive takeover tactics. However, the existence of the rights plan may impede a takeover not supported by our board, including a takeover that may be desired by a majority of our stockholders or involving a premium over the prevailing stock price.

USE OF PROCEEDS

Unless we inform you otherwise in the prospectus supplement or any pricing supplement, we will use the net proceeds from the sale of the offered securities for general corporate purposes. These purposes may include capital expenditures, repayment or refinancing of indebtedness, acquisitions and repurchases and redemptions of securities. Pending any specific application, we may initially invest funds in short-term marketable securities or apply them to the reduction of short-term indebtedness.

DILUTION

Our net tangible book value at September 30, 2005 was $2.64 per share of common stock. Net tangible book value per share of common stock is determined by dividing our tangible net worth, which is tangible assets less liabilities, by the total number of shares of our common stock outstanding. If we offer shares of our common stock, purchasers of our common stock in that offering may experience immediate dilution in net tangible book value per share. The prospectus supplement relating to an offering of shares of our common stock will set forth the information regarding any dilutive effect of that offering.

RATIO OF EARNINGS TO FIXED CHARGES

Our consolidated ratio of earnings to fixed charges for each of the periods indicated are as follows:

						Nine Months
						Ended
	Year Ended December 31,					September 30,
	2000	2001	2002	2003	2004	2004	2005

Ratio of earnings to fixed charges	17.70	6.16	4.32	4.91	7.48	7.50	3.50

The ratio of earnings to fixed charges has been computed by dividing earnings available for fixed charges (earnings from continuing operations before income taxes and impairments plus fixed charges) by fixed charges (interest expense and the estimated interest component of rental expense).

DESCRIPTION OF DEBT SECURITIES

Our debt securities, consisting of notes, debentures or other evidences of indebtedness, may be issued from time to time in one or more series:

•	in the case of senior debt securities, under a senior indenture to be entered into among us, the guarantors of those securities, if any, and a trustee we will identify in a prospectus supplement; and

•	in the case of subordinated debt securities, under a subordinated indenture to be entered into among us, the guarantors of those securities, if any, and a trustee we will identify in a prospectus supplement.

Both the senior indenture and the subordinated indenture will be substantially in the form included as exhibits to the registration statement of which this prospectus is a part.

Because the following is only a summary of the indentures and the debt securities, it does not contain all information that you may find useful. For further information about the indentures and the debt securities, we urge you to read the indentures, the forms of securities, the applicable prospectus supplements and the applicable supplemental indentures.

As used in this section of the prospectus and under the captions “Description of Capital Stock,” “Description of Depositary Shares,” “Description of Warrants,” “Description of Purchase Contracts,” and “Description of Units,” the terms “we,” “us” and “our” mean PetroQuest Energy, Inc. only, and not the subsidiaries of PetroQuest Energy, Inc. Capitalized terms not otherwise defined in this Description of Debt Securities have the meanings given to them in the indentures.

Unless otherwise specified in a prospectus supplement, any debt securities we offer will be our direct, unsecured general obligations. The debt securities will be either senior debt securities or subordinated debt securities, either of which may be issued in registered or global form. The senior debt securities will rank equally with all of our other senior and unsubordinated debt. The subordinated debt securities will be subordinated in right of payment to certain of our senior debt. In general, this means that if we declare bankruptcy, holders of the senior debt securities and certain other senior debt will be paid in full before the holders of subordinated debt securities will receive any payment on their securities. The debt securities may be fully and unconditionally guaranteed by some or all of our subsidiaries.

We conduct some of our operations through our subsidiaries. Consequently, our ability to repay our obligations, including our obligation to pay interest on the debt securities, to repay the principal amount of the debt securities at maturity or upon redemption, or to buy back the securities, depends to a certain extent upon our ability to receive cash flow from our subsidiaries. That is, we will depend upon our subsidiaries’ earnings and their distributing those earnings to us, and upon our subsidiaries repaying investments and advances we have made to them to meet our obligations under the debt securities and our other obligations. Our subsidiaries are separate and distinct legal entities and, except to the extent our subsidiaries guarantee the debt securities, have no obligation, contingent or otherwise, to pay any amounts due on the debt securities or to make funds available to us to do so.

Generally, the debt securities will be effectively subordinated to all existing and future secured indebtedness of our subsidiaries and us and to all existing and future indebtedness of all non-guarantor subsidiaries. This means that our rights and the rights of our creditors, including the holders of our debt securities, to receive any of the cash or other assets of any subsidiary upon its liquidation or reorganization or otherwise are necessarily subject to the superior claims of creditors of the subsidiary, except to the extent that we or our creditors may be recognized as creditors of the subsidiary. Our subsidiaries’ ability to pay dividends or make other payments or advances to us will also depend upon their operating results and will be subject to applicable laws and contractual restrictions. Unless otherwise specified in an applicable prospectus supplement, the indentures do not limit our subsidiaries’ ability to enter into other agreements that prohibit or restrict dividends or other payments or advances to us.

The indentures do not limit the aggregate principal amount of debt securities that can be issued. The debt securities may be issued in one or more series as we may authorize from time to time. A prospectus supplement and a supplemental indenture relating to the offering of a particular series of debt securities will set forth the specific terms of the offered debt securities.

These terms will include some or all of the following:

•	the title of the debt securities and whether they are subordinated debt securities or senior debt securities;

•	any limit on the aggregate principal amount of the debt securities;

•	the ability to issue additional debt securities of the same series;

•	the price or prices at which we will sell the debt securities;

•	the maturity date or dates of the debt securities;

•	the rate or rates of interest, if any, which may be fixed or variable, at which the debt securities will bear interest, or the method of determining such rate or rates, if any;

•	the date or dates from which any interest will accrue or the method by which such date or dates will be determined;

•	in the case of discount debt securities, the rate of accretion of principal, which may be fixed or variable, or the method of determining such rate, and the date or dates from which principal will accrete or the method by which such date or dates will be determined;

•	the right, if any, to extend the interest payment periods and the duration of any such deferral period, including the maximum consecutive period during which interest payment periods may be extended;

•	the dates on which we will pay interest on the debt securities and the regular record date for determining who is entitled to the interest payable on any interest payment date;

•	the place or places where the principal of (and premium, if any) and interest on the debt securities will be payable, where any securities may be surrendered for registration of transfer, exchange or conversion, as applicable, and notices and demands may be delivered to or upon us pursuant to the indenture;

•	if we possess the option to do so, the periods within which and the prices at which we may redeem the debt securities, in whole or in part, pursuant to optional redemption provisions, and the other terms and conditions of any such provisions;

•	our obligation, if any, to redeem, repay or purchase debt securities by making periodic payments to a sinking fund or through an analogous provision or at the option of holders of the debt securities, and the period or periods within which and the price or prices at which we will redeem, repay or purchase the debt securities, in whole or in part, pursuant to such obligation, and the other terms and conditions of such obligation;

•	the denominations in which the debt securities will be issued, if other than denominations of $1,000 and integral multiples of $1,000;

•	whether the amount of payments of principal of (and premium, if any) or interest on the debt securities may be determined with reference to any index, formula or other method, such as one or more currencies, commodities, equity indices or other indices, and the manner of determining the amount of such payments;

•	the portion, or methods of determining the portion, of the principal amount of the debt securities which we must pay upon the acceleration of the maturity of the debt securities in connection with an Event of Default (as described below), if other than the full principal amount;

•	provisions, if any, granting special rights to holders of the debt securities upon the occurrence of specified events;

•	any deletions from, modifications of or additions to the Events of Default or our covenants with respect to the applicable series of debt securities, and whether or not such Events of Default or covenants are consistent with those contained in the applicable indenture;

•	any limitation on our ability to incur debt, redeem stock, sell our assets or other restrictions;

•	the application, if any, of the terms of the indenture relating to legal defeasance and covenant defeasance (which terms are described below) to the debt securities;

•	whether the subordination provisions summarized below or different subordination provisions will apply to the debt securities;

•	the terms, if any, upon which the holders may convert or exchange (or upon which we may require the holders to convert or exchange) the debt securities into or for common stock, preferred stock or other securities or property of ours or of another Person (or upon which such debt securities shall automatically convert or be exchanged into or for such other securities or property);

•	whether any of the debt securities will be issued in global form and, if so, the terms and conditions upon which global debt securities may be exchanged for certificated debt securities;

•	any change in the right of the trustee or the requisite holders of debt securities to declare the principal amount thereof due and payable because of an Event of Default;

•	the depository for global or certificated debt securities;

•	any trustees, authenticating or paying agents, transfer agents or registrars or other agents with respect to the debt securities;

•	to whom any interest on any debt security shall be payable, if other than the person in whose name the security is registered, on the record date for such interest, the extent to which, or the manner in which, any interest payable on a temporary global debt security will be paid if other than in the manner provided in the applicable indenture;

•	if the principal of or any premium or interest on any debt securities of the series is to be payable in one or more currencies or currency units other than as stated, the currency, currencies or currency units in which it shall be paid and the periods within and terms and conditions upon which such election is to be made and the amounts payable (or the manner in which such amount shall be determined);

•	the collateral, if any, securing such debt securities, and the guarantors, if any, who will guarantee such debt securities, or the methods of determining such collateral, if any, and such guarantors, if any;

•	the portion of the principal amount of any securities of the series which shall be payable upon declaration of acceleration of the maturity of the debt securities pursuant to the applicable indenture if other than the entire principal amount;

•	if the principal amount payable at the stated maturity of any debt security of the series will not be determinable as of any one or more dates prior to the stated maturity, the amount which shall be deemed to be the principal amount of such securities as of any such date for any purpose, including the principal amount thereof which shall be due and payable upon any maturity other than the stated maturity or which shall be deemed to be outstanding as of any date prior to the stated maturity (or, in any such case, the manner in which such amount deemed to be the principal amount shall be determined);

•	to add to, change, or eliminate any of the provisions of the indentures to such extent as shall be necessary to add any of our subsidiaries as a co-issuer of debt securities of an applicable series; and

•	any other terms of the debt securities not inconsistent with the provisions of the indentures, as amended or supplemented.

Unless otherwise specified in the applicable prospectus supplement, the debt securities will be issued in fully-registered form without coupons.

Debt securities may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates. The applicable prospectus supplement will describe the federal income tax consequences and special considerations applicable to any such debt securities. The debt securities may also be issued as indexed securities or securities denominated in foreign currencies, currency units or composite currencies, as described in more detail in the prospectus supplement relating to any of the particular debt securities. The prospectus supplement relating to specific debt securities will also describe any special considerations and certain additional tax considerations applicable to such debt securities.

Subordination

The prospectus relating to any offering of subordinated debt securities will describe the specific subordination provisions. However, unless otherwise noted in the prospectus supplement, subordinated debt securities will be subordinate and junior in right of payment to any Senior Debt on the terms set forth below:

Under the subordinated indenture, “Senior Debt” means all amounts due on obligations in connection with any of the following, whether outstanding at the date of execution of the subordinated indenture or thereafter incurred or created:

•	the principal of (and premium, if any) and interest due on our indebtedness for borrowed money and indebtedness evidenced by securities, debentures, bonds or other similar instruments issued by us (including all mandatory obligations under repurchase agreements for the payment of the repurchase price for the securities purchased pursuant thereto);

•	any of our obligations as lessee under leases required to be capitalized on the balance sheet of the lessee under generally accepted accounting principles;

•	all of our obligations for the reimbursement on any letter of credit, banker’s acceptance, security purchase facility or similar credit transaction;

•	all of our obligations in respect of interest rate swap, cap or other agreements, interest rate future or options contracts, currency swap agreements, currency future or option contracts and other similar agreements;

•	all obligations of the types referred to above of other persons for the payment of which we are responsible or liable as obligor, guarantor or otherwise; and

•	all obligations of the types referred to above of other persons secured by any lien on any property or asset of ours (whether or not such obligation is assumed by us).

However, Senior Debt does not include:

•	any indebtedness which expressly provides that such indebtedness shall not be senior in right of payment to the subordinated debt securities, or that such indebtedness shall be subordinated to any other of our indebtedness, unless such indebtedness expressly provides that such indebtedness shall be senior in right of payment to the subordinated debt securities;

•	any of our indebtedness in respect of the subordinated debt securities;

•	any indebtedness or liability for compensation to employees, for goods or materials purchased in the ordinary course of business or for services;

•	any of our indebtedness to any subsidiary; and

•	any liability for federal, state, local or other taxes owed or owing by us.

Senior Debt shall continue to be Senior Debt and be entitled to the benefits of the subordination provisions irrespective of any amendment, modification or waiver of any term of such Senior Debt.

If we default in the payment of any principal of (or premium, if any) or interest on any Senior Debt when it becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise, then, unless and until such default is cured or waived or ceases to exist, we will make no direct or indirect payment (in cash, property, securities, by set-off or otherwise but excluding payments in Junior Securities) in respect of the principal of or interest on the subordinated debt securities or in respect of any redemption, retirement, purchase or other requisition of any of the subordinated debt securities.

In the event of the acceleration of the maturity of any subordinated debt securities, the holders of all senior debt securities outstanding at the time of such acceleration, subject to any security interest, will first be entitled to receive payment in full of all amounts due on the senior debt securities before the holders of the subordinated debt securities will be entitled to receive any payment of principal (and premium, if any) or interest on the subordinated debt securities.

If any of the following events occur, we will pay in full all Senior Debt before we make any payment or distribution under the subordinated debt securities, whether in cash, securities or other property, to any holder of subordinated debt securities:

•	any dissolution or winding-up or liquidation or reorganization of PetroQuest Energy, Inc. (or relating to our property), whether voluntary or involuntary or in bankruptcy, insolvency or receivership;

•	any general assignment by us for the benefit of creditors; or

•	any other marshaling of our assets or liabilities.

In such event, any payment or distribution under the subordinated debt securities, whether in cash, securities or other property, which would otherwise (but for the subordination provisions) be payable or deliverable in respect of the subordinated debt securities, will be paid or delivered directly to the holders of Senior Debt in accordance with the priorities then existing among such holders until all Senior Debt has been paid in full. If any payment or distribution under the subordinated debt securities is received by the trustee of any subordinated debt securities in contravention of any of the terms of the subordinated indenture and before all the Senior Debt has been paid in full (other than permitted payments in Junior Securities), such payment or distribution or security will be received in trust for the benefit of, and paid over or delivered and transferred to, the holders of the Senior Debt at the time outstanding in accordance with the priorities then existing among such holders for application to the payment of all Senior Debt remaining unpaid to the extent necessary to pay all such Senior Debt in full.

The subordinated indenture does not limit the issuance of additional Senior Debt.

Consolidation, Merger, Sale of Assets and Other Transactions

We may not merge with or into or consolidate with another entity or sell, assign, transfer, lease or convey all or substantially all of our properties and assets to, any other entity other than a direct or indirect wholly owned subsidiary of ours, and no entity may merge with or into or consolidate with us or, except for any direct or indirect wholly owned subsidiary of ours, sell, assign, transfer, lease or convey all or substantially all of its properties and assets to us, unless:

•	we are the surviving corporation or the entity formed by or surviving such merger or consolidation or to which such sale, assignment, transfer, lease or conveyance has been made, if other than us, has expressly assumed by supplemental indenture all of our obligations under the applicable indenture;

•	immediately after giving effect to such transaction, no default or Event of Default has occurred and is continuing; and

•	we deliver to the trustee an officers’ certificate and an opinion of counsel, each stating that the supplemental indenture complies with the applicable indenture.

Events of Default, Notice and Waiver

Unless an accompanying prospectus supplement states otherwise, the following shall constitute “Events of Default” under the indentures with respect to each series of debt securities:

•	our failure to pay any interest on any debt security of such series when due and payable, continued for 30 days;

•	our failure to pay principal (or premium, if any) on any debt security of such series when due, regardless of whether such payment became due because of maturity, redemption, acceleration or otherwise, or is required by any sinking fund established with respect to such series;

•	our failure to observe or perform any other of our covenants or agreements with respect to such debt securities for 90 days after we receive notice of such failure;

•	certain events of bankruptcy, insolvency or reorganization of PetroQuest Energy, Inc.; and

•	any other Event of Default provided with respect to securities of that series.

If an Event of Default with respect to any debt securities of any series outstanding under an indenture shall occur and be continuing, the trustee under such indenture or the holders of at least 25% in aggregate principal amount of the debt securities of that series outstanding may declare, by notice as provided in the applicable indenture, the principal amount (or such lesser amount as may be provided for in the debt securities of that series) of all the debt securities of that series outstanding to be due and payable immediately.

However, in the case of an Event of Default involving certain events in bankruptcy, insolvency or reorganization, acceleration is automatic. After such acceleration, but before a judgment or decree based on acceleration, the holders of a majority in aggregate principal amount of the outstanding debt securities of that series may, under certain circumstances, rescind and annul such acceleration if all Events of Default, other than the nonpayment of accelerated principal, have been cured or waived. Upon the acceleration of the maturity of original issue discount securities, an amount less than the principal amount thereof will become due and payable. Please read the prospectus supplement relating to any original issue discount securities for the particular provisions relating to acceleration of maturity thereof.

Any past default under either indenture with respect to debt securities of any series, and any Event of Default arising therefrom, may be waived by the holders of a majority in principal amount of all debt securities of such series outstanding under such indenture, except in the case of (i) default in the payment of the principal of (or premium, if any) or interest on any debt securities of such series or (ii) default in respect of a covenant or provision which may not be amended or modified without the consent of the holder of each outstanding debt security of such series affected.

The trustee is required within 90 days after the occurrence of a default (which is known to the trustee and is continuing), with respect to the debt securities of any series (without regard to any grace period or notice requirements), to give to the holders of the debt securities of such series notice of such default.

The trustee, subject to its duties during default to act with the required standard of care, may require indemnification by the holders of the debt securities of any series with respect to which a default has occurred before proceeding to exercise any right or power under the indentures at the request of the holders of the debt securities of such series. Subject to such right of indemnification and to certain other limitations, the holders of a majority in principal amount of the outstanding debt securities of any series under either indenture may direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee with respect to the debt securities of such series, provided that such direction shall not be in conflict with any rule of law or with the applicable indenture and the trustee may take any other action deemed proper by the trustee which is not inconsistent with such direction.

No holder of a debt security of any series may institute any action against us under either of the indentures (except actions for payment of overdue principal of (and premium, if any) or interest on such debt security or for the conversion or exchange of such debt security in accordance with its terms) unless:

•	an Event of Default has occurred and the holder has given to the trustee written notice of an Event of Default and of the continuance thereof with respect to the debt securities of such series specifying an Event of Default, as required under the applicable indenture;

•	the holders of at least 25% in aggregate principal amount of the debt securities of that series then outstanding under such indenture shall have requested the trustee to institute such action and offered to the trustee indemnity reasonably satisfactory to it against the costs, expenses and liabilities to be incurred in compliance with such request;

•	the trustee shall not have instituted such action within 60 days of such request; and

•	no direction inconsistent with such written request has been given to the trustee during such 60-day period by the holders of a majority in principal amount of the debt securities of that series.

We are required to furnish annually to the trustee statements as to our compliance with all conditions and covenants under each indenture.

Discharge, Defeasance and Covenant Defeasance

We may discharge or defease our obligations under the indenture as set forth below, unless otherwise indicated in the applicable prospectus supplement.

We may discharge certain obligations to holders of any series of debt securities issued under either the senior indenture or the subordinated indenture which have not already been delivered to the trustee for cancellation and which have either become due and payable or are by their terms due and payable within one year (or scheduled for redemption within one year) by irrevocably depositing with the trustee money in an amount sufficient to pay and discharge the entire indebtedness on such debt securities not previously delivered to the trustee for cancellation, for principal and any premium and interest to the date of such deposit (in the case of debt securities which have become due and payable) or to the stated maturity or redemption date, as the case may be, and we have paid all other sums payable under the applicable indenture.

If indicated in the applicable prospectus supplement, we may elect either (i) to defease and be discharged from any and all obligations with respect to the debt securities of or within any series (except as otherwise provided in the relevant indenture) (“legal defeasance”) or (ii) to be released from our obligations with respect to certain covenants applicable to the debt securities of or within any series (“covenant defeasance”), upon the deposit with the relevant indenture trustee, in trust for such purpose, of money and/or government obligations which through the payment of principal and interest in accordance with their terms will provide money in an amount sufficient to pay the principal of (and premium, if any) or interest on such debt securities to maturity or redemption, as the case may be, and any mandatory sinking fund or analogous payments thereon. As a condition to legal defeasance or covenant defeasance, we must deliver to the trustee an opinion of counsel to the effect that the holders of such debt securities will not recognize income, gain or loss for federal income tax purposes as a result of such legal defeasance or covenant defeasance and will be subject to federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such legal defeasance or covenant defeasance had not occurred. Such opinion of counsel, in the case of legal defeasance under clause (i) above, must refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable federal income tax law occurring after the date of the relevant indenture. In addition, in the case of either legal defeasance or covenant defeasance, we shall have delivered to the trustee an officers’ certificate and an opinion of counsel, each stating that all conditions precedent with respect to such legal defeasance or covenant defeasance have been complied with.

We may exercise our legal defeasance option with respect to such debt securities notwithstanding our prior exercise of our covenant defeasance option.

Modification and Waiver

Under each indenture, we and the applicable trustee may supplement the indenture for certain purposes which would not materially adversely affect the interests or rights of the holders of debt securities of a series without the consent of those holders. We and the applicable trustee may also modify the indenture or any supplemental indenture in a manner that affects the interests or rights of the holders of debt securities with the consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each affected series issued under the indenture. However, each indenture requires the consent of each holder of debt securities that would be affected by any modification which would:

•	change the fixed maturity of any debt securities of any series, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, or reduce any premium payable upon the redemption thereof;

•	reduce the amount of principal of an original issue discount debt security or any other debt security payable upon acceleration of the maturity thereof;

•	change the currency in which any debt security or any premium or interest is payable;

•	impair the right to enforce any payment on or with respect to any debt security;

•	reduce the percentage in principal amount of outstanding debt securities of any series, the consent of whose holders is required for modification or amendment of the indenture or for waiver of compliance with certain provisions of the indenture or for waiver of certain defaults; or

•	modify any of the above provisions.

Each indenture permits the holders of at least a majority in aggregate principal amount of the outstanding debt securities of any series issued under the indenture which is affected by the modification or amendment to waive our compliance with certain covenants contained in the indenture.

Payment and Paying Agent

Unless otherwise indicated in the applicable prospectus supplement:

Payment of interest on a debt security on any interest payment date will be made to the person in whose name a debt security is registered at the close of business on the record date for the interest.

Principal, interest and premium on the debt securities of a particular series will be payable at the office of such paying agent or paying agents as we may designate for such purpose from time to time. Notwithstanding the foregoing, at our option, payment of any interest may be made by check mailed to the address of the person entitled thereto as such address appears in the security register.

A paying agent designated by us will act as paying agent for payments with respect to debt securities of each series. All paying agents initially designated by us for the debt securities of a particular series will be named in the applicable prospectus supplement. We may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, except that we will be required to maintain a paying agent in each place of payment for the debt securities of a particular series.

All monies paid by us to a paying agent for the payment of the principal, interest or premium on any debt security which remain unclaimed at the end of two years after such principal, interest or premium has become due and payable will be repaid to us upon request, and the holder of such debt security thereafter may look only to us for payment thereof.

Denominations, Registrations and Transfer

Unless an accompanying prospectus supplement states otherwise, debt securities will be represented by one or more global certificates registered in the name of a nominee for The Depository Trust Company, or DTC. In such case, each holder’s beneficial interest in the global securities will be shown on the records of

DTC or one of its participants and transfers of beneficial interests will only be effected through DTC’s or such participant’s records.

A holder of debt securities may only exchange a beneficial interest in a global security for certificated securities registered in the holder’s name if:

•	DTC notifies us that it is unwilling or unable to continue serving as the depositary for the relevant global securities or DTC ceases to maintain certain qualifications under the Securities Exchange Act of 1934 and no successor depositary has been appointed for 90 days; or

•	we determine in our sole discretion, that the global security shall be exchangeable.

If debt securities are issued in certificated form, they will only be issued in the minimum denomination specified in the accompanying prospectus supplement and integral multiples of such denomination. Transfers and exchanges of such debt securities will only be permitted in such minimum denomination. Transfers of debt securities in certificated form may be registered at the trustee’s corporate office or at the offices of any paying agent or trustee appointed by us under the applicable indenture. Exchanges of debt securities for an equal aggregate principal amount of debt securities in different denominations may also be made at such locations.

Governing Law

Each indenture and debt securities will be governed by, and construed in accordance with, the internal laws of the State of New York.

Trustee

The Bank of New York Trust Company, N.A. will be the trustee under the senior debt securities indenture. The Bank of New York Trust Company, N.A. or another trustee may be appointed trustee under the subordinated debt securities indenture.

Conversion or Exchange Rights

The prospectus supplement will describe the terms, if any, on which a series of debt securities may be convertible into or exchangeable for our common stock, preferred stock or other debt securities. These terms will include provisions as to whether conversion or exchange is mandatory, at the option of the holder, or at our option. These provisions may allow or require the number of shares of our common stock or other securities to be received by the holders of such series of debt securities to be adjusted.

DESCRIPTION OF CAPITAL STOCK

The total number of shares of all classes of stock that we have authority to issue is 80,000,000, consisting of 75,000,000 shares of common stock, par value $.001 per share, and 5,000,000 shares of preferred stock, par value $.001 per share. We had 47,325,291 shares of common stock outstanding as of December 31, 2005.

In the discussion that follows, we have summarized selected provisions of our certificate of incorporation and our bylaws relating to our capital stock. You should read our certificate of incorporation and bylaws as currently in effect for more details regarding the provisions we describe below and for other provisions that may be important to you. We have filed copies of those documents with the SEC, and they are incorporated by reference as exhibits to the registration statement. Please read “Where You Can Find More Information.”

Common Stock

Holders of our common stock are entitled to one vote per share in the election of directors and on all other matters submitted to a vote of stockholders. Such holders do not have the right to cumulate their votes in the election of directors. Holders of our common stock have no redemption or conversion rights, no preemptive or other rights to subscribe for our securities and are not entitled to the benefits of any sinking fund provisions. In the event of our liquidation, dissolution or winding up, holders of our common stock are entitled to share equally and ratably in all of the assets remaining, if any, after satisfaction of all our debts and liabilities, and of the preferential rights of any series of preferred stock then outstanding. Holders of our common stock are entitled to receive dividends when, as and if declared by our board of directors out of funds legally available therefor.

Preferred Stock

Our board of directors is authorized to establish one or more series of preferred stock and to determine, with respect to any series of preferred stock, the powers, designation, preferences and rights of each series and the qualifications, limitations or restrictions of each series, including:

•	the designation of the series,

•	the number of shares of the series, which number the board of directors may, except where otherwise provided in the preferred stock designation, increase or decrease, but not below the number of shares of that series then outstanding,

•	whether dividends, if any, will be cumulative or noncumulative and the dividend rate and the preferences, if any, of the series,

•	the dates on which dividends, if any, will be payable,

•	the redemption rights and price or prices, if any, for shares of the series,

•	the terms and amounts of any sinking fund provided for the purchase or redemption of shares of the series,

•	the amounts payable on, and the preferences, if any, of shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding up of our affairs,

•	whether the shares of the series will be convertible into or exchangeable for shares of any other class or series, or any other security, of our company or any other corporation, and, if so, the specification of that class or series or that other security, the conversion or exchange price or prices or rate or rates, any adjustments to those prices or rates, the date or dates as of which such shares will be convertible or exchangeable and all other terms and conditions of the conversion or exchange,

•	restrictions on the issuance of shares of the same series, or of any other class or series, and

•	the voting rights, if any, of the holders of shares of any series.

The prospectus supplement relating to any series of preferred stock we offer will include specific terms relating to the offering. The description of the terms of the preferred stock to be set forth in an applicable prospectus supplement will not be complete and will be subject to and qualified by the certificate of designation relating to the applicable series of preferred stock. You should read that document for provisions that may be important to you. We will include that document as an exhibit to a filing with the Commission in connection with an offering of preferred stock.

The authorized shares of preferred stock, as well as shares of common stock, are available for issuance without further action by our stockholders, unless stockholder action is required by the rules of any stock exchange or automated quotation system on which our securities are listed or traded. If the approval of our stockholders is not required for the issuance of shares of preferred stock or common stock, the board of directors may determine not to seek stockholder approval.

Although our board of directors has no intention at the present time of doing so, it could issue a series of preferred stock that could, depending on the terms of that series, impede the completion of a merger, tender offer or other takeover attempt. Our board of directors will make any determination to issue shares based on its judgment as to our best interests and the best interests of our stockholders. Our board of directors, in so acting, could issue preferred stock having terms that could discourage an acquisition attempt, including a tender offer or other transaction that some, or a majority of, our stockholders might believe to be in their best interests or that might result in stockholders receiving a premium for their stock over the then current market price of the stock.

Anti-takeover Effects of Our Certificate of Incorporation, Bylaws and Rights Agreement

Some provisions of the our certificate of incorporation, bylaws and rights agreement contain provisions that could make it more difficult to acquire us by means of a merger, tender offer, proxy contest or otherwise, or to remove our incumbent officers and directors. These provisions, summarized below, are expected to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of PetroQuest to first negotiate with the Board of Directors. We believe that the benefits of increased protection of our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure PetroQuest outweigh the disadvantages of discouraging such proposals because negotiation of such proposals could result in an improvement of their terms.

Undesignated Preferred Stock.

The ability to authorize and issue undesignated preferred stock may enable our board of directors to render more difficult or discourage an attempt to change control of PetroQuest by means of a merger, tender offer, proxy contest or otherwise. For example, if in the due exercise of its fiduciary obligations, our board of directors were to determine that a takeover proposal is not in our best interest, our board of directors could cause shares of preferred stock to be issued without stockholder approval in one or more private offerings or other transactions that might dilute the voting or other rights of the proposed acquirer or insurgent stockholder or stockholder group.

Number of Directors; Filling Vacancies; Removal.

Our certificate of incorporation provides that the number of directors of PetroQuest will be as specified in its bylaws and authorizes our board of directors to make, alter, amend or repeal the bylaws. Our bylaws provide for a maximum of 12 directors, as such number shall be determined by resolution of our board of directors from time to time.

Our certificate of incorporation and bylaws provide that newly created directorships resulting from any increase in the number of directors and any vacancies on our board of directors resulting from death, resignation, removal or other cause will be filled by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of our board of directors.

Our certificate of incorporation and bylaws provide that none of our directors will be removed from office as a director by vote or other action of the stockholders or otherwise except for cause, and then only by the affirmative vote of the holders of at least a majority of the voting power of all of our outstanding shares of capital stock generally entitled to vote in the election of directors, voting together as a single class.

No Stockholder Action by Written Consent; Special Meetings.

Our certificate of incorporation provides that any action required or permitted to be taken by our stockholders must be effected at an annual or special meeting of our stockholders and may not be effected by any consent in writing by such stockholders. A special meeting of our stockholders may be called only by the Chairman of the Board, the Chief Executive Officer, the President, our board of directors by the written order of a majority of the entire board of directors or upon the written request of stockholders owning not less than two-thirds of the shares of our capital stock issued, outstanding and entitled to vote at such meeting delivered to the President or Secretary that states the purpose or purposes of the proposed meeting. Moreover, the business transacted at all special meetings must be confined to the purpose or purposes stated in the notice.

Advance Notice Provisions for Stockholder Proposals and Nominations.

Our bylaws provide that stockholders seeking to bring business before an annual meeting of stockholders, or to nominate candidates for election as directors at an annual or a special meeting of stockholders, must provide timely notice thereof in writing. To be timely, a stockholder’s notice must be delivered to, or mailed and received at, our principal executive offices no less than 60 days nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting; provided, however, that in the event that the date of the annual meeting is changed by more than 30 days from such anniversary date, notice by the stockholder to be timely must be received not later than the close of business on the tenth day following the earlier of the date on which a written statement setting forth the date of such meeting was mailed to stockholders or the date on which it is first disclosed to the public. Our bylaws specify certain requirements for a stockholder’s notice to be in proper written form.

Limitations on Liability and Indemnification of Directors and Officers.

Our certificate of incorporation limits the liability of directors to the fullest extent permitted by Delaware law. In addition, our certificate of incorporation and bylaws provide that we will indemnify our directors and officers to the fullest extent permitted by Delaware law. Our certificate of incorporation and bylaws provide that we will indemnify our directors and officers against losses that they may incur in investigations and legal proceedings resulting from their services to us, which may include services in connection with takeover defense measures.

Rights Agreement.

For a description of the anti-takeover effects of the Rights Agreement, see “Description of Preferred Stock Purchase Rights — Certain Effects of the Rights” below.

Description of Preferred Stock Purchase Rights

Issuance of Rights

On November 7, 2001, our board of directors declared a dividend distribution of one Right for each outstanding share of common stock to stockholders of record at the close of business on November 19, 2001, or the Record Date. Except as described below, each Right, when exercisable, entitles the registered holder to purchase from us one one-thousandth (1/1,000th) of a share of Preferred Stock — Junior Participating Series A, par value $.001 per share, at a price of $33.00 per one one-thousandth (1/1,000th) share (the “Purchase Price”), subject to adjustment. The description and terms of the Rights are set forth in a Rights Agreement between us and American Stock Transfer & Trust Company, as Rights Agent. Each share of our common stock outstanding on November 19, 2001 received one Right, and 500,000 shares of Preferred Stock were reserved for issuance in the event of exercise of the Rights.

Transfer and Separation

The Rights are not exercisable until the Distribution Date (as defined below). Accordingly, the Rights Agreement provides that, until the Distribution Date (or earlier redemption or expiration of the Rights), the Rights will be transferred with and only with our common stock. Until the Distribution Date (or earlier redemption or expiration of the Rights), new common stock certificates issued after the Record Date upon transfer or new issuance of our common stock will contain a notation incorporating the Rights Agreement by reference. Until the Distribution Date (or earlier redemption or expiration of the Rights), the surrender for transfer of any certificates for our common stock outstanding as of the Record Date, even without such notation, will also constitute the transfer of the Rights associated with our common stock represented by such certificate.

As soon as practicable following the Distribution Date, separate certificates evidencing the Rights, or Right Certificates, will be mailed to holders of record of our common stock as of the close of business on the Distribution Date and such separate Right Certificates alone will evidence the Rights. As of and after the Distribution Date, the Rights shall be evidenced solely by Right Certificates and may be transferred by the transfer of the Right Certificate separately and apart from any transfer of one or more shares of our common stock.

Distribution Date

The term “Distribution Date” means the earlier of:

•	the close of business on the tenth day (or such later date as may be determined by action of the our board of directors) after a public announcement that a person or group of affiliated or associated persons (other than certain exempt persons) has acquired, or obtained the right to acquire, beneficial ownership of 15% or more of the outstanding shares of the Common Stock, other than pursuant to a Qualifying Tender Offer (as defined below), referred to herein as an “Acquiring Person”; or

•	the close of business on the tenth business say (or such later date as may be determined by action of the our board of directors) after the date of the commencement or the announcement of the intention to commence by any person or group (other than certain exempt persons) of a tender offer or exchange offer upon the successful completion of which such person or group would be an Acquiring Person, regardless of whether any shares are actually purchased pursuant to such offer.

A person or group is generally not considered an “Acquiring Person,” if the beneficial ownership of its common stock that would otherwise cause it to be an Acquiring Person was acquired in a transaction or series of transactions approved in advance by the our board of directors or is as a result of a reduction in the number of issued and outstanding shares of common stock pursuant to a transaction or series of transactions approved by our board of directors, or our board of directors determines in good faith that the person who would otherwise be an Acquiring Person has become such inadvertently and such person divests as promptly as practicable a sufficient number of shares of our common stock so that the person would no longer beneficially own 15% or more of our outstanding common stock.

A “Qualifying Tender Offer” means a tender offer or exchange offer that a majority of the members of our board of directors determine to be at a fair price and otherwise in the best interests of PetroQuest and its stockholders.

Exercise

Until the Distribution Date, the Rights are not exercisable. However, in the event that any person or group of affiliated or associated persons becomes an Acquiring Person, and subject to our right to redeem the Rights, each holder of a Right (other than an Acquiring Person) will thereafter have the right to receive upon exercise a number of one one-thousandths (1/1,000ths) of a share of Preferred Stock determined by dividing the aggregate Purchase Price (subject to adjustment) by 50% of the current market price of our common stock on the date a person becomes an Acquiring Person. Because of the nature of the voting, dividend, and liquidation rights of the Preferred Stock, the value of each one one-thousandth (1/1,000th) interest in a share of Preferred

Stock purchasable upon exercise of each Right should approximate the value of one share of our common stock. It is therefore anticipated (although there can be no assurance) that the value of the Preferred Stock purchased upon exercise of the Rights will be approximately twice the exercise price paid.

If the Rights are not redeemed as described below and in the event that we are acquired in a merger or other business combination transaction or 50% or more of our consolidated assets or earning power are sold after a person or group has become an Acquiring Person, proper provision will be made so that each holder of a Right will thereafter have the right to receive, upon the exercise thereof at the then current Purchase Price, that number of shares of common stock of the acquiring company which at the time of such transaction will have a market value of two times the aggregate Purchase Price of the Rights.

Following the occurrence of any of the events set forth in the preceding two paragraphs, any Rights that are, or (under certain circumstances specified in the Rights Agreement) were, beneficially owned by any Acquiring Person will immediately become null and void. While the distribution of the Rights to holders of our common stock will not be taxable to such holders or to us, stockholders may recognize taxable income upon the occurrence of subsequent events — for example, upon the Rights becoming exercisable with respect to an acquiror’s stock, whether or not exercised.

The Rights will expire on November 7, 2011, or the Final Expiration Date, unless the Final Expiration Date is extended or unless the Rights are earlier redeemed or exchanged by us, as described below. Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of PetroQuest, including, without limitation, the right to vote or to receive dividends.

Redemption

At any time prior to (i) the earlier of the close of business on the tenth day after an Acquiring Person becomes such or (ii) the Final Expiration Date, our board of directors may redeem the Rights in whole, but not in part, at a price of $.001 per Right, subject to adjustment (the “Redemption Price”). The redemption of the Rights may be made effective at such time, on such basis and with such conditions as our board of directors, in its sole discretion, may establish. Immediately upon any redemption of the Rights, the right to exercise the Rights will terminate, and the sole right of the holders of Rights will be to receive the Redemption Price.

Exchange

At any time after any person or group becomes an Acquiring Person and prior to the acquisition by such person or group of 50% or more of our outstanding common stock, our board of directors may exchange the Rights (other than Rights owned by such person or group which will have become void), in whole or in part, at an exchange ratio of one share of our common stock or one one-thousandth of a share of Preferred Stock per Right (subject to adjustment).

The Preferred Stock

Each share of Preferred Stock will be entitled to an aggregate dividend of 1,000 times the dividend declared per share of our common stock. In the event of liquidation, the holders of the Preferred Stock will be entitled to an aggregate payment of 1,000 times the payment made per share of our common stock, but in no event shall they receive less than $1,000 per share. Each share of Preferred Stock will have 1,000 votes, voting together with our common stock, except as otherwise provided by law. Finally, in the event of any merger, consolidation, or other transaction in which our common stock is exchanged, each share of Preferred Stock will be entitled to receive 1,000 times the amount received per share of our common stock. The shares of Preferred Stock purchasable under the Rights Plan will not be redeemable.

Antidilution

The Purchase Price payable, the number of Rights, and the number of shares of Preferred Stock or other securities or property issuable, upon exercise of the Rights, are subject to adjustment from time to time to prevent dilution, among other circumstances, in the event of a stock dividend on, or a subdivision, split, combination, consolidation or reclassification of, the Preferred Stock or our common stock, or a reverse split of the outstanding shares of Preferred Stock or our common stock.

With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1% in the Purchase Price. We may, but are not required to, issue fractional Rights or fractional Preferred Stock (other than fractions which are integral multiples of one one-thousandth (1/1,000th) of a share of Preferred Stock) which may, at our election, be evidenced by depositary receipts. In lieu thereof, an adjustment in cash will be made based upon the market price of our common stock on the last trading day prior to the date of exercise.

Amendment of Rights Agreement

Prior to the Distribution Date, we may supplement or amend any provision of the Rights Agreement without the approval of any holders of the Rights. From and after the Distribution Date, we may supplement or amend the Rights Agreement without the approval of any holders of Right Certificates in order to (a) cure any ambiguity, (b) correct or supplement any provision contained therein which may be defective or inconsistent with any other provision therein, (c) shorten or lengthen any time period thereunder or (d) change or supplement the provisions thereof in any manner which we may deem necessary or desirable and which does not adversely affect the interests of the holders of Right Certificates (other than Acquiring Person or an Affiliate or Associate of an Acquiring Person). Notwithstanding the foregoing, no supplement or amendment pursuant to clause (c) may lengthen (i) a time period relating to when the Rights may be redeemed at such time as the Rights are not then redeemable or (ii) any other time period unless such lengthening is for the purpose of protecting, enhancing or clarifying the rights of, and/or the benefits to, the holders of Rights.

Certain Effects of the Rights

The Rights have certain anti-takeover effects. The Rights will cause substantial dilution to a person or group that attempts to acquire us without conditioning the offer on the Rights being redeemed or a substantial number of Rights being acquired, and under certain circumstances the Rights beneficially owned (or that were owned) by such a person or group may become void. The Rights should not interfere with any merger or other business combination approved by our board of directors because, if the Rights would become exercisable as a result of such merger or other business combination, our board of directors, may, at its option, prior to the time that any person becomes an Acquiring Person, redeem all (but not less than all) of the then outstanding Rights at the Redemption Price.

Listing

Our common stock is listed for quotation on the New York Stock Exchange under the symbol “PQ.”

Transfer Agent and Registrar

American Stock Transfer & Trust Company is transfer agent and registrar for our common stock.

DESCRIPTION OF DEPOSITARY SHARES

General

We may, at our option, elect to have shares of preferred stock be represented by depositary shares. The shares of any series of the preferred stock underlying the depositary shares will be deposited under a separate deposit agreement between us and a bank or trust company selected by us as the depositary. Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled, in proportion to the applicable interest in the number of shares of preferred stock underlying such depositary share, to all the rights and preferences of the preferred stock underlying such depositary share, including dividend, voting, redemption, conversion, exchange and liquidation rights.

The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement, each of which will represent the applicable interest in a number of shares of a particular series of the preferred stock described in the applicable prospectus supplement.

Unless otherwise specified in this prospectus supplement, a holder of depositary shares is not entitled to receive the shares of preferred stock underlying the depositary shares.

Dividends and Other Distributions

The depositary will distribute all cash dividends or other cash distributions received in respect of the preferred stock to the record holders of depositary shares representing such preferred stock in proportion to the numbers of such depositary shares owned by such holders on the relevant record date.

In the event of a distribution other than in cash, the depositary will distribute property received by it to the record holders of depositary shares entitled thereto or the depositary may, with our approval, sell such property and distribute the net proceeds from such sale to such holders.

Redemption of Depositary Shares

If preferred stock underlying the depositary shares is subject to redemption, the depositary shares will be redeemed from the proceeds received by the depositary resulting from the redemption, in whole or in part, of the preferred stock held by the depositary. The redemption price per depositary share will be equal to the aggregate redemption price payable with respect to the number of shares of preferred stock underlying the depositary shares. Whenever we redeem preferred stock from the depositary, the depositary will redeem as of the same redemption date a proportionate number of depositary shares representing the shares of preferred stock that were redeemed. If less than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot, pro rata or by another equitable method as may be determined by us.

After the date fixed for redemption, the depositary shares so called for redemption will no longer be deemed to be outstanding and all rights of the holders of the depositary shares will cease, except the right to receive the redemption price payable upon such redemption. Any funds deposited by us with the depositary for any depositary shares which the holders thereof fail to redeem shall be returned to us after a period of two years from the date such funds are so deposited.

Voting

Upon receipt of notice of any meeting or action in lieu of any meeting at which the holders of any shares of preferred stock underlying the depositary shares are entitled to vote, the depositary will mail the information contained in such notice to the record holders of the depositary shares relating to such preferred stock. Each record holder of such depositary shares on the record date (which will be the same date as the record date for the preferred stock) will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the number of shares of preferred stock underlying such holder’s depositary shares. The depositary will endeavor, insofar as practicable, to vote the number of shares of preferred stock underlying such depositary shares in accordance with such instructions, and we will agree to take all action which may be deemed necessary by the depositary in order to enable the depositary to do so.

Amendment of the Depositary Agreement

The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may at any time be amended by agreement between us and the depositary, provided, however, that any amendment which materially and adversely alters the rights of the existing holders of depositary shares will not be effective unless such amendment has been approved by at least a majority of the depositary shares then outstanding.

Charges of Depositary

We will pay all transfer and other taxes and governmental charges that arise solely from the existence of the depositary arrangements. We will pay charges of the depositary in connection with the initial deposit of the preferred stock and any exchange or redemption of the preferred stock. Holders of depositary shares will pay all other transfer and other taxes and governmental charges, and, in addition, such other charges as are expressly provided in the deposit agreement to be for their accounts.

Miscellaneous

We, or at our option, the depositary, will forward to the holders of depositary shares all reports and communications from us which we are required to furnish to the holders of preferred stock.

Neither the depositary nor we will be liable if either of us is prevented or delayed by law or any circumstances beyond our control in performing our obligations under the deposit agreement. Our obligations and those of the depositary under the deposit agreement will be limited to performance in good faith of our duties thereunder and we and the depositary will not be obligated to prosecute or defend any legal proceeding in respect of any depositary share or preferred stock unless satisfactory indemnity has been furnished. We and the depositary may rely upon written advice of counsel or accountants, or information provided by persons presenting preferred stock for deposit, holders of depositary shares or other persons believed to be competent and on documents believed to be genuine.

Resignation and Removal of Depositary; Termination of the Deposit Agreement

The depositary may resign at any time by delivering to us notice of its election to do so, and we may at any time remove the depositary, any such resignation or removal to take effect upon the appointment of a successor depositary and its acceptance of such appointment. Such successor depositary will be appointed by us within 60 days after delivery of the notice of resignation or removal. The deposit agreement may be terminated at our direction or by the depositary if a period of 90 days has expired after the depositary has delivered to us written notice of its election to resign and a successor depositary has not been appointed. Upon termination of the deposit agreement, the depositary will discontinue the transfer of depositary receipts, will suspend the distribution of dividends to the holders thereof, and will not give any further notices (other than notice of such termination) or perform any further acts under the deposit agreement except that the depositary will continue to deliver preferred stock certificates, together with such dividends and distributions and the net proceeds of any sales of rights, preferences, privileges or other property in exchange for depositary receipts surrendered. Upon our request, the depositary shall deliver all books, records, certificates evidencing preferred stock, depositary receipts and other documents relating to the subject matter of the depositary agreement to us.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase debt securities, preferred stock, common stock, depositary shares, purchase contracts or units. We may issue warrants independently or together with other securities. Warrants sold with other securities may be attached to or separate from the other securities. We will issue each series of warrants under a separate warrant agreement between us and a warrant agent that we will name in the prospectus supplement. We will describe additional terms of the warrants and the applicable warrant agreements in the applicable prospectus supplement.

General

If warrants are offered, the prospectus supplement relating to a series of warrants will include the specific terms of the warrants, including:

•	the offering price;

•	the title of the warrants;

•	the aggregate number of warrants offered;

•	the dates or periods during which the warrants can be exercised;

•	whether the warrants will be issued in individual certificates to holders or in the form of global securities held by a depositary on behalf of holders;

•	the designation and terms of any securities with which the warrants are issued;

•	if the warrants are issued as a unit with another security, the date, if any, on and after which the warrants and the other security will be separately transferable;

•	if the exercise price is not payable in U.S. dollars, the foreign currency, currency unit or composite currency in which the exercise price is denominated;

•	any terms, procedures and limitations relating to the transferability, exchange or exercise of the warrants;

•	any special tax implications of the warrants or their exercise;

•	any antidilution provisions of the warrants;

•	any redemption or call provisions applicable to the warrants; and

•	any other terms of the warrants.

Transfers and Exchanges

A holder will be able to exchange warrant certificates for new warrant certificates of different denominations, or to transfer warrants, at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement. Prior to exercise, holders of warrants will have none of the rights of holders of the underlying securities.

Exercise

Holders will be able to exercise warrants up to 5:00 P.M. New York City time on the date set forth in the prospectus supplement as the expiration date.

After this time, unless we have extended the expiration date, the unexercised warrants will be void.

Subject to any restrictions and additional requirements that may be set forth in a prospectus supplement, holders of warrants may exercise them by delivering to the warrant agent at its corporate trust office the following:

•	warrant certificates properly completed; and

•	payment of the exercise price.

As soon as practicable after the delivery, we will issue and deliver to the indicated holder the securities purchasable upon exercise. If a holder does not exercise all the warrants represented by a particular certificate, we will also issue a new certificate for the remaining number of warrants.

No Rights of Security Holder Prior to Exercise

Prior to the exercise of their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon the exercise of the warrants, and will not be entitled to:

•	in the case of warrants to purchase debt securities, payments of principal of, premium, if any, or interest, if any, on the debt securities purchasable upon exercise; or

•	in the case of warrants to purchase equity securities, the right to vote or to receive dividend payments or similar distributions on the securities purchasable upon exercise.

Enforceability of Rights by Holders of Warrants

Each warrant agent will act solely as our agent under the relevant warrant agreement and will not assume any obligation or relationship of agency or trust for any warrantholder. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility if we default in performing our obligations under the relevant warrant agreement or warrant, including any duty or responsibility to initiate any legal proceedings or to make any demand upon us.

Title

We and the warrant agents and any of our respective agents may treat the registered holder of any warrant certificate as the absolute owner of the warrants evidenced by that certificate for any purpose and as the person entitled to exercise the rights attaching to the warrants so requested, despite any notice to the contrary.

DESCRIPTION OF PURCHASE CONTRACTS

We may issue purchase contracts obligating holders to purchase from us, and us to sell to the holders, a specified number, or amount, of securities at a future date or dates. The purchase contracts may be issued separately or as part of units consisting of a purchase contract and an underlying debt or preferred security covered by this prospectus, U.S. Treasury security or other U.S. government or agency obligation. The holder of the unit may be required to pledge the debt, preferred security, U.S. Treasury security or other U.S. government or agency obligation to secure its obligations under the purchase contract.

If purchase contracts are offered, the prospectus supplement will specify the material terms of the purchase contracts, the units and any applicable pledge or depository arrangements, including one or more of the following:

•	the stated amount that a holder will be obligated to pay under the purchase contract in order to purchase the underlying security;

•	the settlement date or dates on which the holder will be obligated to purchase the underlying security and whether the occurrence of any events may cause the settlement date to occur on an earlier date and the terms on which any early settlement would occur;

•	the events, if any, that will cause our obligations and the obligations of the holder under the purchase contract to terminate;

•	the settlement rate, which is a number that, when multiplied by the stated amount of a purchase contract, determines the number, or amount, of securities that we will be obligated to sell and a holder will be obligated to purchase under that purchase contract upon payment of the stated amount of that purchase contract;

•	whether the purchase contracts will be issued separately or as part of units consisting of a purchase contract and an underlying debt or preferred security with an aggregate principal amount or liquidation amount equal to the stated amount;

•	the type of security, if any, that is pledged by the holder to secure its obligations under a purchase contract;

•	the terms of the pledge arrangement relating to the security, including the terms on which distributions or payments of interest and principal on the security will be retained by a collateral agent, delivered to us or be distributed to the holder; and

•	the amount of the contract fee, if any, that may be payable by us to the holder or by the holder to us, the date or dates on which the contract fee will be payable and the extent to which we or the holder, as applicable, may defer payment of the contract fee on those payment dates.

DESCRIPTION OF UNITS

As specified in the applicable prospectus supplement, we may issue units consisting of one or more shares of common stock, shares of preferred stock, warrants, debt securities, purchase contracts, or any combination of such securities, including guarantees of any securities. The applicable prospectus supplement will describe:

•	the securities comprising the units, including whether and under what circumstances the securities comprising the units may be separately traded;

•	the terms and conditions applicable to the units, including a description of the terms of any applicable unit agreement governing the units; and

•	a description of the provisions for the payment, settlement, transfer or exchange of the units.

GLOBAL SECURITIES

We may issue the debt securities, warrants, purchase contracts and units of any series in the form of one or more fully registered global securities that will be deposited with a depositary or with a nominee for a depositary and registered in the name of the depositary or its nominee. In that case, one or more global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of outstanding registered securities of the series to be represented by such global securities. Unless and until the depositary exchanges a global security in whole for securities in definitive registered form, the global security may not be transferred except as a whole by the depositary to a nominee of the depositary or by a nominee of the depositary to the depositary or another nominee of the depositary or by the depositary or any of its nominees to a successor of the depositary or a nominee of such successor.

The specific terms of the depositary arrangement with respect to any portion of a series of securities to be represented by a global security will be described in the prospectus supplement relating to such series. We anticipate that the following provisions will apply to all depositary arrangements.

Ownership of beneficial interests in a global security will be limited to persons that have accounts with the depositary for such global security known as “participants” or persons that may hold interests through such participants.

Upon the issuance of a global security, the depositary for such global security will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal or face amounts of the securities represented by the global security beneficially owned by the participants. The accounts to be credited shall be designated by any dealers, underwriters or agents participating in the distribution of such securities.

Ownership of beneficial interests in such global security will be shown on, and the transfer of such ownership interests will be effected only through, records maintained by the depositary for such global security (with respect to interests of participants) and on the records of participants (with respect to interests of persons holding through participants). The laws of some states may require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to own, transfer or pledge beneficial interests in global securities.

So long as the depositary for a global security, or its nominee, is the registered owner of such global security, such depositary or such nominee, as the case may be, will be considered the sole owner or holder of the securities represented by such global security for all purposes under the applicable indenture, warrant agreement, purchase contract or unit agreement. Except as set forth below, owners of beneficial interests in a global security will not be entitled to have the securities represented by such global security registered in their names, will not receive or be entitled to receive physical delivery of such securities in definitive form and will not be considered the owners or holders thereof under the applicable indenture, warrant agreement, purchase contract or unit agreement. Accordingly, each person owning a beneficial interest in a global security must rely on the procedures of the depositary for the global security and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, to exercise any rights of a holder under the applicable indenture, warrant agreement, purchase contract or unit agreement. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a global security desires to give or take any action which a holder is entitled to give or take under the applicable indenture, warrant agreement, purchase contract or unit agreement, the depositary for such global security would authorize the participants holding the relevant beneficial interests to give or take such action, and such participants would authorize beneficial owners owning through such participants to give or take such action or would otherwise act upon the instructions of beneficial owners holding through them.

Principal, premium, if any, and interest payments on debt securities, and any payments to holders with respect to warrants, purchase contracts or units represented by a global security registered in the name of a depositary or its nominee will be made to such depositary or its nominee, as the case may be, as the registered owner of such global security. None of us, the trustees, the warrant agents, the unit agents or any of our other agents, agent of the trustees or agent of the warrant agents or unit agents will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in such global security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

We expect that the depositary for any securities represented by a global security, or its nominee, upon receipt of any payment of principal, premium, interest or other distribution of underlying securities or commodities to holders in respect of such global security, will immediately credit participants’ accounts in amounts proportionate to their respective beneficial interests in such global security as shown on the records of such depositary or its nominee. We also expect that payments by participants to owners of beneficial interests in such global security held through such participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of such participants.

If the depositary for any securities represented by a global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act, and we do not appoint a successor depositary registered as a clearing agency under the Exchange Act within 90 days, we will issue such securities in definitive form in exchange for such global security. In addition, we may at any time and in our sole discretion determine not to have any of the securities of a series represented by one or more global securities and, in such event, will issue securities of such series in definitive form in exchange for all of the global security or securities representing such securities. Any securities issued in definitive form in exchange for a global security will be registered in such name or names as the depositary shall instruct the relevant trustee, warrant agent or other relevant agent of ours. We expect that such instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in such global security.

PLAN OF DISTRIBUTION

We may sell our securities from time to time through underwriters, dealers or agents or directly to purchasers, in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. We may use these methods in any combination.

By Underwriters

We may use an underwriter or underwriters in the offer or sale of our securities.

•	If we use an underwriter or underwriters, the offered securities will be acquired by the underwriters for their own account.

•	We will include the names of the specific managing underwriter or underwriters, as well as any other underwriters, and the terms of the transactions, including the compensation the underwriters and dealers will receive, in the prospectus supplement.

•	The underwriters will use this prospectus and the prospectus supplement to sell our securities.

We may also sell securities pursuant to one or more standby agreements with one or more underwriters in connection with the call, redemption or exchange of a specified class or series of any of our outstanding securities. In a standby agreement, the underwriter or underwriters would agree either:

•	to purchase from us up to the number of shares of common stock that would be issuable upon conversion or exchange of all the shares of the class or series of our securities at an agreed price per share of common stock; or

•	to purchase from us up to a specified dollar amount of offered securities at an agreed price per offered security, which price may be fixed or may be established by formula or other method and which may or may not relate to market prices of our common stock or any other outstanding security.

The underwriter or underwriters would also agree, if applicable, to convert or exchange any securities of the class or series held or purchased by the underwriter or underwriters into or for our common stock or other security.

The underwriter or underwriters may assist in the solicitation of conversions or exchanges by holders of the class or series of securities.

By Dealers

We may use a dealer to sell our securities.

•	If we use a dealer, we, as principal, will sell our securities to the dealer.

•	The dealer will then resell our securities to the public at varying prices that the dealer will determine at the time it sells our securities.

•	We will include the name of the dealer and the terms of our transactions with the dealer in the prospectus supplement.

By Agents

We may designate agents to solicit offers to purchase our securities.

•	We will name any agent involved in offering or selling our securities and any commissions that we will pay to the agent in the prospectus supplement.

•	Unless we indicate otherwise in the prospectus supplement, our agents will act on a best efforts basis for the period of their appointment.

•	Our agents may be deemed to be underwriters under the Securities Act of any of our securities that they offer or sell.

By Delayed Delivery Contracts

We may authorize our agents and underwriters to solicit offers by certain institutions to purchase our securities at the public offering price under delayed delivery contracts.

•	If we use delayed delivery contracts, we will disclose that we are using them in the prospectus supplement and will tell you when we will demand payment and delivery of the securities under the delayed delivery contracts.

•	These delayed delivery contracts will be subject only to the conditions that we set forth in the prospectus supplement.

•	We will indicate in the prospectus supplement the commission that underwriters and agents soliciting purchases of our securities under delayed delivery contracts will be entitled to receive.

We may directly solicit offers to purchase our securities, and we may directly sell our securities to institutional or other investors, including our affiliates. We will describe the terms of our direct sales in the prospectus supplement. We may also sell our securities upon the exercise of rights which we may issue.

General Information

Underwriters, dealers and agents that participate in the distribution of our securities may be underwriters as defined in the Securities Act, and any discounts or commissions they receive and any profit they make on the resale of the offered securities may be treated as underwriting discounts and commissions under the Securities Act. Any underwriters or agents will be identified and their compensation described in a prospectus supplement. We may indemnify agents, underwriters, and dealers against certain civil liabilities, including liabilities under the Securities Act, or make contributions to payments they may be required to make relating to those liabilities. Our agents, underwriters, and dealers, or their affiliates, may be customers of, engage in transactions with, or perform services for us in the ordinary course of business.

Each series of securities offered by this prospectus may be a new issue of securities with no established trading market. Any underwriters to whom securities offered by this prospectus are sold by us for public offering and sale may make a market in the securities offered by this prospectus, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of the trading market for any securities offered by this prospectus.

Representatives of the underwriters through whom our securities are sold for public offering and sale may engage in over-allotment, stabilizing transactions, syndicate short covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves syndicate sales in excess of the offering size, which creates a syndicate short position. Stabilizing transactions permit bids to purchase the offered securities so long as the stabilizing bids do not exceed a specified maximum.

Syndicate covering transactions involve purchases of the offered securities in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the representative of the underwriters to reclaim a selling concession from a syndicate member when the offered securities originally sold by such syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Such stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the offered securities to be higher than it would otherwise be in the absence of such transactions. These transactions may be effected on a national securities exchange and, if commenced, may be discontinued at any time. Underwriters, dealers and agents may be customers of, engage in transactions with or perform services for, us and our subsidiaries in the ordinary course of business.

LEGAL MATTERS

Certain legal matters in connection with the securities offered hereby will be passed on for us by Porter & Hedges, L.L.P., Houston, Texas. Any underwriters will be advised about other issues relating to any offering by their own legal counsel.

EXPERTS

The consolidated financial statements of PetroQuest Energy, Inc. appearing in PetroQuest Energy, Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2004, and PetroQuest Energy, Inc. management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2004 included therein, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements and management’s assessment are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

The information included in this prospectus regarding estimated quantities of reserves, the future net revenues from those reserves and their present value is based on estimates of the reserves and present values prepared by Ryder Scott Company, L.P., independent petroleum engineers.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The following table sets forth the various expenses, all of which will be borne by us, in connection with the sale and distribution of the securities being registered, other than the underwriting discounts and commissions. All amounts shown are estimates except for the Securities and Exchange Commission registration fee.

Securities and Exchange Commission registration fee	$21,400.00
Blue sky and similar fees and expenses	$5,000.00
Transfer Agent and Registrar fees	$1,000.00
Accounting fees and expenses	$50,000.00
Legal fees and expenses	$75,000.00
Printing and engraving expenses	$10,000.00
Miscellaneous	$5,000.00

Total	$167,400.00

Item 15.	Indemnification of Directors and Officers.

Section 145 of the General Corporation Law of Delaware, commonly referred to as the DGCL, permits a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action.

In an action brought to obtain a judgment in the corporation’s favor, whether by the corporation itself or derivatively by a stockholder, the corporation may only indemnify for expenses, including attorneys’ fees, actually and reasonably incurred in connection with the defense or settlement of such action, and the corporation may not indemnify for amounts paid in satisfaction of a judgment or in settlement of the claim. In any such action, no indemnification may be paid in respect of any claim, issue or matter as to which such person shall have been adjudged liable to the corporation except as otherwise approved by the Delaware Court of Chancery or the court in which the claim was brought. In any other type of proceeding, the indemnification may extend to judgments, fines and amounts paid in settlement, actually and reasonably incurred in connection with such other proceeding, as well as to expenses (including attorneys’ fees).

The statute does not permit indemnification unless the person seeking indemnification has acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation and, in the case of criminal actions or proceedings, the person had no reasonable cause to believe his conduct was unlawful. There are additional limitations applicable to criminal actions and to actions brought by or in the name of the corporation. The determination as to whether a person seeking indemnification has met the required standard of conduct is to be made (i) by a majority vote of a quorum of disinterested members of the board of directors, (ii) by independent legal counsel in a written opinion, if such a quorum does not exist or if the disinterested directors so direct, or (iii) by the stockholders.

As permitted by the DGCL, our bylaws provide that we will indemnify our directors, officers, employees and agents against certain liabilities that they may incur in their capacities as directors, officers, employees and agents. Furthermore, our certificate of incorporation, indemnifies our directors, officers, employees, and agents to the maximum extent permitted by the DGCL. We have also entered into indemnification agreements with our officers and directors providing for indemnification to the maximum extent permitted under the DGCL. We have director and officer liability insurance policies that provide coverage of up to $15 million.

Item 16.	Exhibits.

Exhibit No.		Description of Exhibit

1	.1(1)	Form of Underwriting Agreement.
4.1		Rights Agreement dated as of November 7, 2001 between PetroQuest Energy, Inc. and American Stock Transfer & Trust Company, as Rights Agent, including exhibits thereto (incorporated herein by reference to Exhibit 1 to the Company’s Form 8-A filed with the Commission on November 9, 2001).
4.2		Form of Rights Certificate (incorporated herein by reference to Exhibit C of the Rights Agreement attached as Exhibit 1 to the Company’s Form 8-A filed with the Commission on November 9, 2001).
4.3		Indenture, dated May 11, 2005, among PetroQuest Energy, Inc., PetroQuest Energy, L.L.C., the Subsidiary Guarantors identified therein, and The Bank of New York Trust Company, N.A. (incorporated herein by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the Commission on May 11, 2005).
4	.4(2)	Form of Senior Indenture.
4	.5(2)	Form of Subordinated Indenture.
4	.6(1)	Form of Senior Debt Security.
4	.7(1)	Form of Subordinated Debt Security.
4	.8(1)	Form of Warrant Agreement, including form of Warrant.
4	.9(1)	Form of Purchase Contract.
4	.10(1)	Form of Unit Agreement.
4	.11(1)	Form of Pledge Agreement.
4	.12(1)	Form of Deposit Agreement.
4	.13(1)	Form of Depositary Share.
4	.14(1)	Form of Guarantee.
5	.1(2)	Opinion of Porter & Hedges, L.L.P. with respect to legality of the securities, including consent.
12	.1(2)	Statement showing computation of ratios of earnings to fixed charges.
23	.1(2)	Consent of Ernst & Young, LLP, New Orleans, Louisiana.
23	.2(2)	Consent of Ryder Scott Company, L.P.
23.3		Consent of Porter & Hedges, L.L.P. (included in Exhibit 5.1).
24.1		Power of Attorney (contained in signature page).
25	.1(2)	Statement of Eligibility on Form T-1 of The Bank of New York Trust Company, N.A.

(1)	PetroQuest will file as an exhibit to a current report on Form 8-K (i) any underwriting agreement relating to securities offered hereby, (ii) the instruments setting forth the terms of any debt securities, depositary shares, warrants, purchase contracts or units, (iii) any additional required opinion of counsel to PetroQuest as to the legality of the securities offered hereby or (iv) any required opinion of counsel to PetroQuest as to certain tax matters relative to securities offered hereby.

(2)	Filed herewith.

Item 17.	Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the registrant is relying on Rule 430B:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d) The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Lafayette, State of Louisiana, on the 21st day of February, 2006.

PETROQUEST ENERGY, INC.

By:	/s/ Charles T. Goodson
Charles T. Goodson,
Chairman of the Board, Chief Executive
Officer, President and Director

POWER OF ATTORNEY AND SIGNATURES

We the undersigned officers and directors of PetroQuest Energy, Inc., hereby, severally constitute and appoint Charles T. Goodson, Michael O. Aldridge and Daniel G. Fournerat, each of them singly, our true and lawful attorneys with full power to them and each of them singly, to sign for us and in our names in the capacities indicated below, the registration statement on Form S-3 filed herewith and any and all pre-effective and post-effective amendments to said registration statement and any subsequent registration statement for the same offering which may be filed under Rule 462(b) and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable PetroQuest Energy, Inc. to comply with the provisions of the Securities Act of 1933, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto or to any subsequent registration statement for the same offering which may be filed under Rule 462(b).

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Charles T. Goodson Charles T. Goodson	Chairman of the Board, Chief Executive Officer President and Director (Principal Executive Officer)	February 21, 2006

/s/ Michael O. Aldridge Michael O. Aldridge	Senior Vice President, Chief Financial Officer, Treasurer and Director (Principal Financial and Accounting Officer)	February 21, 2006

/s/ Michael L. Finch Michael L. Finch	Director	February 21, 2006

/s/ W.J. Gordon, III W.J. Gordon, III	Director	February 21, 2006

Signature	Title	Date

/s/ Charles F. Mitchell, II, M.D. Charles F. Mitchell, II, M.D.	Director	February 21, 2006

/s/ E. Wayne Nordberg E. Wayne Nordberg	Director	February 21, 2006

/s/ William W. Rucks, IV William W. Rucks, IV	Director	February 21, 2006

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Lafayette, State of Louisiana, on the 21st day of February, 2006.

PETROQUEST ENERGY, L.L.C.

By:	/s/ Charles T. Goodson
Charles T. Goodson
Chairman of the Board, Chief Executive
Officer and President

POWER OF ATTORNEY AND SIGNATURES

We the undersigned officers and directors of PetroQuest Energy, L.L.C., hereby, severally constitute and appoint Charles T. Goodson, Michael O. Aldridge and Daniel G. Fournerat, each of them singly, our true and lawful attorneys with full power to them and each of them singly, to sign for us and in our names in the capacities indicated below, the registration statement on Form S-3 filed herewith and any and all pre-effective and post-effective amendments to said registration statement and any subsequent registration statement for the same offering which may be filed under Rule 462(b) and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable PetroQuest Energy, L.L.C. to comply with the provisions of the Securities Act of 1933, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto or to any subsequent registration statement for the same offering which may be filed under Rule 462(b).

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Charles T. Goodson Charles T. Goodson	Chairman of the Board, Chief Executive Officer, President and Director (Principal Executive Officer)	February 21, 2006

/s/ Michael O. Aldridge Michael O. Aldridge	Senior Vice President, Chief Financial Officer, Treasurer and Director (Principal Financial and Accounting Officer)	February 21, 2006

/s/ Arthur M. Mixon, III Arthur M. Mixon, III	Director	February 21, 2006

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Lafayette, State of Louisiana, on the 21st day of February, 2006.

PITTRANS, INC.

By:	/s/ Charles T. Goodson
Charles T. Goodson,
Chairman of the Board, Chief Executive
Officer, President and Director

POWER OF ATTORNEY AND SIGNATURES

We the undersigned officers and directors of Pittrans, Inc., hereby, severally constitute and appoint Charles T. Goodson, Michael O. Aldridge and Daniel G. Fournerat, each of them singly, our true and lawful attorneys with full power to them and each of them singly, to sign for us and in our names in the capacities indicated below, the registration statement on Form S-3 filed herewith and any and all pre-effective and post-effective amendments to said registration statement and any subsequent registration statement for the same offering which may be filed under Rule 462(b) and generally to do all such things in our names and on our behalf in our capacities as managers to enable Pittrans, Inc. to comply with the provisions of the Securities Act of 1933, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto or to any subsequent registration statement for the same offering which may be filed under Rule 462(b).

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Charles T. Goodson Charles T. Goodson	Chairman of the Board, Chief Executive Officer, President and Director (Principal Executive Officer)	February 21, 2006

/s/ Michael O. Aldridge Michael O. Aldridge	Senior Vice President, Chief Financial Officer, Treasurer and Director (Principal Financial and Accounting Officer)	February 21, 2006

/s/ Arthur M. Mixon, III Arthur M. Mixon, III	Director	February 21, 2006

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Lafayette, State of Louisiana, on the 21st day of February, 2006.

TDC ENERGY LLC

By:	/s/ Charles T. Goodson
Charles T. Goodson
Chairman of the Board, Chief Executive
Officer and President

POWER OF ATTORNEY AND SIGNATURES

We the undersigned officers and directors of TDC Energy LLC, hereby, severally constitute and appoint Charles T. Goodson, Michael O. Aldridge and Daniel G. Fournerat, each of them singly, our true and lawful attorneys with full power to them and each of them singly, to sign for us and in our names in the capacities indicated below, the registration statement on Form S-3 filed herewith and any and all pre-effective and post-effective amendments to said registration statement and any subsequent registration statement for the same offering which may be filed under Rule 462(b) and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable TDC Energy LLC to comply with the provisions of the Securities Act of 1933, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto or to any subsequent registration statement for the same offering which may be filed under Rule 462(b).

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Charles T. Goodson Charles T. Goodson	Chairman of the Board, Chief Executive Officer, President and Director (Principal Executive Officer)	February 21, 2006

/s/ Michael O. Aldridge Michael O. Aldridge	Senior Vice President, Chief Financial Officer, Treasurer and Director (Principal Financial and Accounting Officer)	February 21, 2006

/s/ Arthur M. Mixon, III Arthur M. Mixon, III	Director	February 21, 2006

EXHIBIT INDEX

Exhibit No.		Description of Exhibit

1	.1(1)	Form of Underwriting Agreement.
4.1		Rights Agreement dated as of November 7, 2001 between PetroQuest Energy, Inc. and American Stock Transfer & Trust Company, as Rights Agent, including exhibits thereto (incorporated herein by reference to Exhibit 1 to the Company’s Form 8-A filed with the Commission on November 9, 2001).
4.2		Form of Rights Certificate (incorporated herein by reference to Exhibit C of the Rights Agreement attached as Exhibit 1 to the Company’s Form 8-A filed with the Commission on November 9, 2001).
4.3		Indenture, dated May 11, 2005, among PetroQuest Energy, Inc., PetroQuest Energy, L.L.C., the Subsidiary Guarantors identified therein, and The Bank of New York Trust Company, N.A. (incorporated herein by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the Commission on May 11, 2005).
4	.4(2)	Form of Senior Indenture.
4	.5(2)	Form of Subordinated Indenture.
4	.6(1)	Form of Senior Debt Security.
4	.7(1)	Form of Subordinated Debt Security.
4	.8(1)	Form of Warrant Agreement, including form of Warrant.
4	.9(1)	Form of Purchase Contract.
4	.10(1)	Form of Unit Agreement.
4	.11(1)	Form of Pledge Agreement.
4	.12(1)	Form of Deposit Agreement.
4	.13(1)	Form of Depositary Share.
4	.14(1)	Form of Guarantee.
5	.1(2)	Opinion of Porter & Hedges, L.L.P. with respect to legality of the securities, including consent.
12	.1(2)	Statement showing computation of ratios of earnings to fixed charges.
23	.1(2)	Consent of Ernst & Young, LLP, New Orleans, Louisiana.
23	.2(2)	Consent of Ryder Scott Company, L.P.
23.3		Consent of Porter & Hedges, L.L.P. (included in Exhibit 5.1).
24.1		Power of Attorney (contained in signature page).
25	.1(2)	Statement of Eligibility on Form T-1 of The Bank of New York Trust Company, N.A.

(1)	PetroQuest will file as an exhibit to a current report on Form 8-K (i) any underwriting agreement relating to securities offered hereby, (ii) the instruments setting forth the terms of any debt securities, depositary shares, warrants, purchase contracts or units, (iii) any additional required opinion of counsel to PetroQuest as to the legality of the securities offered hereby, or (iv) any required opinion of counsel to PetroQuest as to certain tax matters relative to securities offered hereby.

(2)	Filed herewith.